SPENDSMART NETWORKS, INC.
805 Aerovista, Suite 205
San Luis Obispo, CA 93401

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held at 10:00 a.m. Local Time on December 22, 2017

Dear Stockholders of SpendSmart Networks, Inc.

A special meeting of stockholders (the “Special Meeting”) of SpendSmart Networks, Inc., a Delaware corporation will be held on December 22 at 10:00 a.m. local time, at 805 Aerovista, Suite 205, San Luis Obispo, California 93401, for the following purpose, as more fully described in the accompanying Proxy Statement:

1.           To approve the sale of the operating assets of the Company.

Our Board of Directors has fixed the close of business on November 27, 2017 as the record date for the Special Meeting. Only stockholders of record on November 27, 2017 are entitled to notice of and to vote at the Special Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying Proxy Statement.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Special Meeting, we urge you to submit your vote via the Internet or mail.

By order of the Board of Directors /s/ Luke Wallace Luke Wallace Chief Executive Officer December 8, 2017

SPENDSMART NETWORKS, INC.
805 Aerovista, Suite 205
San Luis Obispo, CA 93401
_______________

PROXY STATEMENT
_______________

This Proxy Statement and the enclosed form of proxy are being furnished to stockholders of record of SpendSmart, Inc. (the “Company” or “we”) as of November 27, 2017 (the “Record Date”) in connection with the solicitation of proxies by our board of directors for use at a Special Meeting of Stockholders of the Company and any postponements, adjournments or continuation thereof (the “Special Meeting”). The Special Meeting will be held on December 22, 2017 at 10:00 am at the offices of the Company 805 Aerovista, Suite 205, San Luis Obispo, California 93401. At the Special Meeting, stockholders will be asked to approve:

●
The sale of all of the operating assets of the Company;

After careful consideration, on September 20, 2017, our Board of Directors has approved the sale of the operating assets of the Company to Eclipse Marketing LLC, a Delaware limited liability company (the “Purchaser”), a newly formed entity which is affiliated with New Seneca Partners, a private equity firm.

On the Record Date, the Company had outstanding and entitled to vote securities with voting power of 67,589,472 consisting of 46,931,106 shares of Common Stock and 3,443,061 shares of Series C Preferred Stock. Each share of Common Stock is entitled to one vote, and each share of Series C Preferred Stock is entitled to four votes. There are no dissenter’s rights of appraisal applicable to this action. We will pay all costs associated with the preparation and distribution of this Proxy Statement, including all mailing and printing expenses.

This Proxy Statement is first being mailed on December 8, 2017.

____________________________________________

The date of this Proxy Statement is December 8, 2017.

____________________________________________

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR SPECIAL MEETING

What matters am I voting on?

You will be voting on the approval to sell all of our operating assets (the “Proposal”).

How does the Board of Directors recommend I vote on these proposals?

Our Board of Directors recommends a vote in favor of the Proposal.

Who is entitled to vote?

Holders of our common stock as of the close of business on November 27, 2017, the record date, may vote at the Special Meeting. As of the record date, there were securities representing 67,589,472 shares of voting power. In deciding all matters at the Special Meeting, each common stockholder will be entitled to one vote for each share of our common stock held by them on the record date and each holder of Series C Preferred Stock is entitled to four votes. We do not have cumulative voting rights for the election of directors.

Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the proxy card or to vote in person at the Special Meeting.

Street Name Stockholders. If shares of our common stock are held on your behalf in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares held in “street name,” and the Notice was forwarded to you by your broker or nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares. Beneficial owners are also invited to attend the Special Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock in person at the Special Meeting unless you follow your broker’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use. Throughout this proxy, we refer to stockholders who hold their shares through a broker, bank or other nominee as “street name stockholders.”

How many votes are needed for approval of each proposal?

Holders of our common stock are entitled to one vote per share and holders of our Series C Preferred are entitled to four votes with respect to the Proposal to be presented at the Special Meeting. Approval of the Proposal requires the affirmative vote of a majority of the voting power present in person or represented by proxy and entitled to vote on that proposal at the Special Meeting.

Broker non-votes have no effect and will not be counted toward the vote total for the Proposal.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Special Meeting for the Special Meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person or by proxy, of a majority of the voting power of all issued and outstanding shares entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions, withheld votes and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

How do I vote?

If you are a stockholder of record, there are three ways to vote:

●
By Internet — You may submit your proxy from any location in the world by following the internet voting instructions on the proxy card or voting instruction card sent to you;

●
By Mail — You may do this by marking, dating and signing your proxy card or, for shares held in street name, the voting instruction card provided to you by your broker or nominee, and mailing it in the enclosed, self-addressed, postage prepaid envelope. No postage is required if mailed in the United States.

●
In Person — You may vote by written ballot at the Special Meeting.

If you are a street name stockholder, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Special Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote?

Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Special Meeting by:

●
entering a new vote by Internet ;

●
returning a later-dated proxy card;

●
notifying the Secretary of SpendSmart Networks, Inc., in writing, at SpendSmart Networks, Inc., 805 Aerovista, Suite 205, San Luis Obispo, California 93401; or

●
completing a written ballot at the Special Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

What do I need to do to attend the Special Meeting in person?

If you plan to attend the meeting, you must be a record or street name holder of Company shares as of the record date of November 27, 2017.

On the day of the meeting, each stockholder will be required to present a valid picture identification such as a driver’s license or passport and you may be denied admission if you do not. Seating will begin at 9:30 a.m., and the meeting will begin at 10:00 a.m. Use of cameras, recording devices, computers and other personal electronic devices will not be permitted at the Special Meeting.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. Luke Wallace has been designated as proxy by our Board of Directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Special Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this Proxy Statement are properly presented at the Special Meeting, the proxy holder will use his own judgment to determine how to vote the shares. If the Special Meeting is adjourned, the proxy holder can vote the shares on the new Special Meeting date as well, unless you have properly revoked your proxy instructions, as described above.

How are proxies solicited for the Special Meeting?

Our Board of Directors is soliciting proxies for use at the Special Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker or other nominee holds shares of our common stock on your behalf. We also will engage a proxy solicitation firm to assist in the solicitation of proxies. We will pay such firm fees, including flat fees per completed proxy solicitation call and per telephone vote, plus certain out-of-pocket expenses.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or by returning a signed voting instruction card to your broker, your shares may not be voted. We encourage you to provide instructions to your brokerage firm by returning your voting instruction card. This ensures that your shares will be voted at the Special Meeting with respect to the Proposal described in this proxy statement.

Where can I find the voting results of the Special Meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Special Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to this Current Report on Form 8-K as soon as they become available.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

SpendSmart Networks, Inc.
Attention: Corporate Secretary
805 Aerovista, Suite 205
San Luis Obispo, CA

Stockholders who beneficially own shares of our common stock held in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this Proxy Statement relating to the sale of the assets of the Company. For a more complete understanding of the transaction, you should carefully read the entire Proxy Statement

●
SALE OF ASSETS

Pursuant to Stock Purchase Agreement dated as of October 6, 2017, (the “Purchase Agreement”), the sale of our assets will be effected by the transfer of our remaining operating assets to our wholly owned subsidiary, SpendSmart Networks, Inc., a California corporation (the “Subsidiary”) and the purchase of the shares of the Subsidiary by the Purchaser. The Subsidiary currently owns certain of the operating assets for the consolidated businesses. At the Closing, the Subsidiary will own all of the Company’s operating assets (the “Purchased Assets”).

●
PURCHASE PRICE (See page 10)

The purchase price to be paid by the Purchaser for the Purchased Assets is $2,150,000 in cash payable at the Closing.

●
WE DID NOT OBTAIN AN INDEPENDENT APPRAISAL OF THE PURCHASED ASSETS

Our board of directors did not obtain an appraisal of the Purchased Assets. However, our board of directors believes that the purchase price being paid by the Purchaser is at least equal to the fair market value of the Purchased Assets.

●
OUR REASONS FOR THE TRANSACTION (See page 9)

Our board has determined that, in the absence of substantial additional working capital which is not available to us, our business in the context of a public company is not sustainable. In reaching this decision, the board of directors considered a number of factors, including the following:

●
The limited capital raising opportunities available to us, and the unlikely possibility that another entity would be interested in funding our operations.

●
The costs of continuing to operate the business including the costs of being a public company.

●
The potential benefit of having available a publicly traded and reported company without any assets or substantial liabilities in order to effect a reverse merger with a privately operated company with greater potential than our current business.

The foregoing discussion of the information and factors considered by our board of directors is not intended to be exhaustive, but includes the material factors considered.

Our board of directors has unanimously approved the Purchase Agreement. The board of directors believes that the transaction and the terms and provisions of the Purchase Agreement are fair to and in the best interests of our stockholders.

●             CONDITIONS TO CLOSING OF THE TRANSACTION (See page 10)

The closing of the transaction depends on meeting a number of conditions, including the following:

●
obtaining stockholder consent;

●
the accuracy of the representations and warranties of the parties under the Purchase Agreement being true on the closing date;

●
the performance by the parties of all covenants and obligations required under the Purchase Agreement;

●
our delivery to the Purchaser of certain documents necessary to effect the transfer of the Purchased Assets;

●
REGULATORY APPROVALS

There are no regulatory approvals required to close the transactions contemplated by the Purchase Agreement.

●
REPRESENTATIONS AND WARRANTIES; COVENANTS

The Purchase Agreement contains extensive representations, warranties and covenants pertaining to the Purchased Assets.

●
FEDERAL INCOME TAX CONSEQUENCES

We expect that we will have a loss for U.S. federal income tax purposes as a result of the transaction. We do not expect that our stockholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction.

●
ACCOUNTING TREATMENT

The transaction will be accounted for by us as a sale of assets.

●
DISSENTERS’ RIGHT OF APPRAISAL

Under the Delaware General Corporation Law, our stockholders will not be entitled to dissenters’ rights of appraisal.

1. CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Proxy Statement, and the documents to which we refer you to in this Proxy Statement, contain “forward-looking” statements that reflect our current views as to future events and financial performance with respect to our operations in the data storage market and the expected closing of the transaction. There are forward-looking statements throughout this proxy statement, including, among others, in statements containing the words “believes,” “expects,” “anticipates,” “intends,” or other similar expressions.

You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized. These forward-looking statements speak only as of the date on which the statements were made, and we undertake no obligation to update or revise any forward-looking statements as a result of new information, future events, or otherwise.

I.           INFORMATION ABOUT THE SALE OF ALL OF OUR ASSETS.

BACKGROUND AND REASONS FOR THE TRANSACTION

The Company is a national full service mobile and loyalty marketing agency that offers a means for business owners to better connect with their consumer and generate sales. For the fiscal year ended December 31, 2016, the Company had a net loss of $6,838,593 and utilized cash of $1,347,851 in operating activities, and, as of June 30, 2017, the Company had an accumulated deficit of $(98,463,809), working capital deficiency of $(6,152,443) and shareholders’ deficiency of $(5,763,007). As set forth in the Company’s 10-K for the fiscal year ended December 31, 2016, in order to continue operations, the Company will be required to raise capital. Particularly in view of the current capital markets, the Company’s board of directors has concluded that such capital is not available, and, in the absence of a sale of the assets, the Company will be unable to sustain its present operations and may be required to cease or materially reduce such operations. The board of directors has also concluded that the sale of assets to the Purchaser on the terms set forth in the Purchase Agreement is in the best interests of the Company’s stockholders. This will result in the Company being a publicly traded entity which will be available for a private company to effect a reverse merger. We currently have no agreement with any reverse merger candidate. In this connection, it is anticipated that the Company’s outstanding indebtedness will be reduced through negotiations with the holders thereof and/or will be converted into equity as part of the sale process.

The Company and the parent of the Purchaser first discussed a potential sale of the Purchased Assets on or about February 15, 2017 and executed letters of intent dated March 9, 2017 and August 28, 2017.

In the event that the sale of the Purchased Assets is not consummated, we may be required to cease or materially reduce operations. In that case, the Company will retain liabilities of approximately $4,100,000. We do not have the resources to repay these amounts. Accordingly, creditors may bring legal action against us to enforce their obligations, or they may elect to put the Company into bankruptcy. In the event that the Company is forced into bankruptcy, the stockholders could lose their entire investment in the Company’s shares. If the Asset Sale is consummated, we estimate that our retained liabilities could still be approximately $1,800,000 although we believe that this amount will be substantially reduced through negotiations with our creditors and note holders including having certain of the liabilities converted into equity.

OPERATIONS AFTER THE TRANSACTION

Following the closing, the Company will be a “shell company” whose principal objective will be to find a private company that is interested in becoming public through a reverse merger with the Company. We do not have any agreement with any potential merger candidate. As discussed below, the Company is delinquent in its filings with the Securities and Exchange Commission in that it has not filed its Quarterly Reports on Form 10-Q for the periods ended June 30, 2017 and September 30, 2017. Because of the delinquency in its filings, the Company may be less attractive to a private company and, as such, the terms of any reverse merger may not be as beneficial to the Company. Depending on available cash after the sale of the operating assets, the Company may allocate a portion of the proceeds to bringing the Company current although no assurance can be given that the Company will have the necessary resources to do so.

REGULATORY APPROVALS

There are no regulatory approvals required to close the transactions contemplated by the Purchase Agreement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

We expect that the Company will recognize a loss for U.S. federal income tax purposes as a result of the transaction. We do not expect that our stockholders will recognize any gain or loss for U.S. federal income tax purposes as a result of the transaction.

ACCOUNTING TREATMENT

The transaction will be accounted for by the Company as a sale of assets.

TERMS OF THE PURCHASE AGREEMENT

The following sets forth a summary of the material provisions of the Purchase Agreement between the Company and the Purchaser. The description does not purport to be complete and is qualified in its entirety by reference to the sale and purchase agreement, a copy of which is attached hereto as Appendix A.

GENERAL

The Purchase Agreement provides that, subject to satisfaction of certain conditions described below at “Conditions to Closing the Transaction,” the Company will sell all of the capital stock of the Subsidiary to the Purchaser. On or before the Closing, the Company will transfer all of its remaining operating assets to the Subsidiary and the Subsidiary will own all of the Company’s operating assets.

ASSETS TO BE SOLD; RETAINED ASSETS

The assets being sold to the Purchasers are all of the operating assets of the Company including the Company’s accounts receivable, contracts, tangible personal property and intellectual property. The foregoing are collectively referred to in this proxy statement as the “Purchased Assets”. The Company will retain cash and cash equivalents. The estimated amount thereof is set forth on the Company’s Pro Forma Balance Sheet set forth below. Such amount is subject to change based principally on the Company’s results of operations and negotiations with its creditors. In this regard, the Company is negotiating and plans to negotiate with its account creditors and noteholders for a reduction in amounts due including offering capital stock in lieu of cash.

OBLIGATIONS TO BE ASSUMED BY PURCHASER

The Purchaser has agreed to assume ordinary course trade accounts payable relating to the Company’s business, the Company’s deferred revenue and accrued paid time off from the Company’s employees (collectively, the “Assumed Liabilities”).

PURCHASE PRICE

In exchange for the Purchased Assets, the Purchasers will pay to the Company at Closing $2,150,000.

Our board of directors did not obtain an appraisal of the Purchased Assets. However, our board of directors believes that the purchase price being paid by the Purchasers is at least equal to the fair market value of the Purchased Assets.

USE OF PROCEEDS

Proceeds from the Asset Sale will be used principally to pay accounts payable and outstanding promissory notes and to provide working capital for the non-operating activities pending the closing of a transaction with an operating company (see “BACKGROUND AND REASONS FOR THE TRANSACTION.”)

REPRESENTATIONS AND WARRANTIES

The Purchase Agreement contains extensive representations and warranties as to the Purchased Assets, the Company and the Subsidiary.

INDEMNIFICATION

For a period of two years from the closing, the Company has agreed to indemnify the Purchaser against, and hold it harmless from, any and all losses incurred or suffered Purchaser arising out of any breach of any representation, warranty, covenant or agreement made by the Company under the Purchase Agreement, subject in certain cases to a basket of $100,000 and a cap equal to the Purchase Price.

CONDITIONS TO CLOSING THE TRANSACTION; NOTEHOLDER CONSENT

The consummation of the transactions contemplated under the Purchase Agreement is contingent on are, subject to satisfaction of the following conditions precedent on or before the closing date:

●
the accuracy of the Company’s and the Purchaser’s representations and warranties under the Purchase Agreement being true on the closing date;

●
the Company’s and the Purchaser’s performance of all covenants and obligations required under the Purchase Agreement;

●
no action by any governmental body or other person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby;

●
the Company shall have obtained stockholder approval for the transactions;

●
the Company shall have hired Brett Schnell, our Chief Financial Officer

While not a condition to Closing, certain of the Company’s outstanding convertible notes provide that a sale of all or substantially all of the Company’s assets constitutes an Event of Default. The Company intends to seek a waiver of such provisions in the context of negotiating reductions of outstanding balances under such notes. No assurance can be given that the Company will be successful in such efforts.

CLOSING

The closing of the transaction is to take place promptly following the satisfaction of all of the closing conditions set forth in the Purchase Agreement.

DELINQUENCY STATUS OF FILINGS

Because of the lack of cash resources, the Company is currently delinquent in its periodic filings under the Securities Exchange Act of 1934. The Company has not filed its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2017 and September 30, 2017. Accordingly, in making an informed decision as to whether to approve the sale of our operating assets, stockholders will not have access to the financial information which would otherwise be disclosed in such filings, and which should have been made available to you in connection with this Proxy Statement. The Company, however, believes that the financial information in the Pro Forma financial information together with the narrative in the footnotes to such information and elsewhere in this proxy statement will be sufficient for our stockholders to make an informed decision.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated financial data gives effect to the sale of the Purchased Assets. The unaudited pro forma consolidated balance sheet as of December 31, 2016 and September 30, 2017 have been prepared assuming the sale occurred as of the beginning of each respective period. The unaudited pro forma consolidated statements of operations for the nine months ended September 30, 2017 and the year ended December 31, 2016 have been prepared assuming that the sale occurred the beginning of each respective period. The unaudited pro forma consolidated financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of the Company or the actual results of operations that would have occurred had the sale been consummated as of the dates indicated above. The unaudited pro forma consolidated financial data should be read in conjunction with our historical consolidated financial data and notes contained in our reports filed with the Securities and Exchange Commission.

The unaudited pro forma consolidated financial data should be read in conjunction with the related notes in this Proxy Statement, our audited financial statements as of and for the period ended December 31, 2016 contained in our Annual Report of Form 10-K for the year ended December 31, 2017 and our unaudited financial statements contained in our Quarterly Report of Form 10-Q for the three months ended March 31, 2017.

SPENDSMART NETWORKS, INC.
Pro Forma Consolidated Balance Sheets
(unaudited)
	A	B	C		D
	SpendSmart	Spendsmart
	DE Entity	CA Entity	Pro Forma		Pro Forma
	September 30, 2017	September 30, 2017	Adjustments	Notes	As Adjusted

ASSETS
Current assets:
Cash and cash equivalents	$-	$77,546	$(77,546)		$-
Accounts receivable, net of allowance for doubtful accounts	-	260,882	(260,882)		-
Customer short-term notes receivable, net of allowance for doubtful accounts	-	11,292	t(11,292)		-
Other current assets	-	4,843	(4,843)		-
Total current assets	-	354,563	(354,563)		-

Long-term assets:
Customer long-term notes receivable, net of allowance for doubtful accounts	-	4,043	(4,043)		-
Property and equipment, net of accumulated depreciation	-	-	-		-
Intangible assets, net of accumulated amortization	-	357,244	(357,244)		-
Other assets	-	18,274	(18,274)		-

TOTAL ASSETS	$-	$734,124	$(734,124)		$-

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Convertible notes	$2,182,431	$-	$-		$2,182,431
Note payable, former CEO	65,000	-	-		65,000
Accounts payable and accrued liabilities	1,983,935	148,000-	(148,000)		1,983,935
Accrued interest payable	116,753	-	-		116,753
Deferred revenue	-	615,630	(615,630)		-
Derivative liabilities - conversion option	262,827	-	-		262,827
Derivative liabilities - warrants	1,433,185	-	-		1,433,185
Total current liabilities	6,044,131	763,630	(763,630)		6,044,131

Stockholders' deficit:
Series C Preferred	3,444	-	-		3,444
Common stock	46,976	-	-		46,976
Additional paid-in capital	94,939,678	-	-		94,939,678
Accumulated deficit	(101,034,229)	(29,506)	29,506		(101,034,229)
Total stockholders' deficit	(6,044,131)	(29,506)	29,506		(6,044,131)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$0	$734,124	$(734,124)		$0

Notes to the Unaudited Combined Pro forma Financial Statements

(A) This entity represents our parent holding Company (DE Entity).

(B) This entity represents the operating company (CA Entity) being sold as part of the sale of the operating assets of the Company.

(C) The pro forma adjustments represents backing out the CA Entity being sold as part of the sale of the operating assets of the Company.

(D) The remaining pro forma balance represents the DE Entity not being sold.

SPENDSMART NETWORKS, INC.
Consolidated Statements of Operations
For the nine months ended September 30, 2017
(Unaudited)

	A	B	C		D
	SpendSmart	Spendsmart
	DE Entity	CA Entity	Pro Forma		Pro Forma
	September 30, 2017	September 30, 2017	Adjustements	Notes	As Adjusted
Revenues:
Mobile Marketing / Licensing	$-	$3,767,863	$(3,767,863)		$-
Total revenues	-	3,767,863	(3,767,863)		-

Operating expenses:
Selling and marketing	-	331,065	(331,065)		-
Personnel related	-	2,826,389	(2,826,389)		-
Mobile Platform Processing	-	768,234	(768,234)		-
Amortization of intangible assets	-	41,756	(41,756)		-
General and administrative	-	880,018	(880,018)		-
Bad debt	-	58,552	(58,552)		-
Impairment on intangible assets	-	-	-		-
Impairment on goodwill	-	-	-		-
Total operating expenses	-	4,906,014	(4,906,014)		-

Loss from operations	-	(1,138,151)	1,138,151		-

Non-operating income (expense):
Interest income	-	9,885	(9,885)		-
Interest expense	(210,493)	-	-		(210,493)
Amortization of debt discount	(28,765)	-	-		(28,765)
Loss on extinguishment of debt	(31,660)	-	-		(31,660)
Inducement for exercise of warrants	-	-	-		-
Change in fair value of derivatives	(203,031)	-	-		(203,031)
Total non-operating income (loss)	(473,949)	9,885	(9,885)		(473,949)

Net loss	$(473,949)	$(1,128,266)	$1,128,266		$(473,949)

Basic and diluted net loss per share					$(0.01)

Basic and diluted weighted average common shares outstanding used in computing net income (loss) per share					42,794,908

Notes to the Unaudited Combined Pro forma Financial Statements

(A)           This entity represents our parent holding Company (DE Entity).

(B)           This entity represents the operating company (CA Entity) being sold as part of the sale of the operating assets of the Company.

(C)           The pro forma adjustments represents backing out the CA Entity being sold as part of the sale of the operating assets of the Company.

(D)           The remaining pro forma balance represents the DE Entity not being sold.

SPENDSMART NETWORKS, INC.
Consolidated Statements of Operations
For the year ended December 31, 2016
(Unaudited)

	A	B	C		D
	SpendSmart	Spendsmart
	DE Entity	CA Entity	Pro Forma		Pro Forma
	December 31, 2016	December 31, 2016	Adjustements	Notes	As Adjusted
Revenues:
Mobile Marketing / Licensing	$-	$5,795,604	$(5,795,604)		$-
Total revenues	-	5,795,604	(5,795,604)		-

Operating expenses:
Selling and marketing	-	595,031	(595,031)		-
Personnel related	-	4,729,399	(4,729,399)		-
Mobile Platform Processing	-	1,140,068	(1,140,068)		-
Amortization of intangible assets	-	192,503	(192,503)		-
General and administrative	-	2,126,631	(2,126,631)		-
Bad debt	-	552,725	(552,725)		-
Impairment on intangible assets	-	979,072	(979,072)		-
Impairment on software development assets	-	718,116	(718,116)		-
Total operating expenses	-	11,033,545	(11,033,545)		-

Loss from operations	-	(5,237,941)	5,237,941		-

Non-operating income (expense):
Interest income	-	38,782	(38,782)		-
Interest expense	(180,704)	-	-		(180,704)
Amortization of debt discount	(399,367)	-	-		(399,367)
Loss on extinguishment of debt	(473,721)	-	-		(473,721)
Inducement for exercise of warrants	(3,560,958)	-	-		(3,560,958)
Change in fair value of derivatives	2,975,316	-	-		2,975,316
Total non-operating income (loss)	(1,639,434)	38,782	(38,782)		(1,639,434)

Net loss	$(1,639,434)	$(5,199,159)	$5,199,159		$(1,639,434)

Basic and diluted net loss per share					$(0.04)

Basic and diluted weighted average common shares outstanding used in computing net income (loss) per share					37,765,036

Notes to the Unaudited Combined Pro forma Financial Statements

(A)           This entity represents our parent holding Company (DE Entity).

(B)           This entity represents the operating company (CA Entity) being sold as part of the sale of the operating assets of the Company.

(C)           The pro forma adjustments represents backing out the CA Entity being sold as part of the sale of the operating assets of the Company. The Company plans to use the proceeds from the asset sale to pay down its convertible notes and accounts payable pursuant to negotiated settlements with any remaining cash to be used to fund business expenses until a reverse merger is consummated. It is estimated that the aggregate amount allocable to noteholders who are directors of the Company will be approximately 30-40% of proceeds and the aggregate amount allocable to noteholders who are not directors or officers of the Company will also be approximately 30-50% of the proceeds. The final amounts will depend on negotiations with the noteholders and may vary depending on whether a noteholder will agree to convert a portion of such noteholder’s note into stock which cannot be ascertained at this time.

(D)           The remaining pro forma balance represents the DE Entity not being sold.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of December 1, 2017 by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock; (ii) each of the Company’s officers and directors; and (iii) officers and directors of the Company as a group:

	Amount and Nature of Beneficial Ownership	Percentage of Class Beneficially Owned

Name and Address of Beneficial Owner(1)
Officers and Directors
Luke Wallace(2)	3,450,391	4.01%
Isaac Blech(3)	8,438,414	9.80%
John Eyler(4)	195,000	0.23%
Patrick Kolenik(5)	780,333	0.91%
Frank Liddy(6)	274,000	0.32%
Joseph Proto(7)	3,005,577	3.49%
Ka Cheong Christopher Leong(8)	6,047,335	7.02%
Brett Schnell(9)	896,106	1.04%
Alex Minicucci(10)	13,916,647	16.16%

All directors and executive officers and shareholders greater than 5% as a group (8 persons)	37,003,803	39.45%
___________________
(1)
Unless otherwise noted, the address is c/o SpendSmart Networks, Inc. 805 Aerovista Place, Suite 205, San Luis Obispo, California 93401.
(2)
Amounts include shares of common stock that would result from the exercise of outstanding vested options to purchase 3,023,591 shares of our common stock.
(3)
Amounts include shares of common stock that would result from the exercise of the vested outstanding options and warrants to purchase 5,540,059 shares of our common stock.
(4)
Amounts include shares of common stock that would result from the exercise of the vested outstanding options and warrants to purchase 195,000 shares of our common stock.
(5)
Amounts include shares of common stock that would result from the exercise of vested outstanding options and warrants to purchase 712,000 shares of our common stock.
(6)
Amounts include shares of common stock that would result from the exercise of the vested outstanding options and warrants to purchase 274,000 shares of our common stock.
(7)
Amounts include shares of common stock that would result from the exercise of the vested outstanding options to purchase 2,376,442 shares of our common stock.
(8)
Amounts include shares of common stock that would result from the exercise of the vested outstanding options and warrants to purchase 3,380,667 shares of our common stock.
(9)
Amounts include shares of common stock that would result from the exercise of the vested outstanding warrants/options to purchase 896,106 shares of our common stock.
(10)
Amounts include shares of common stock that would result from the exercise of outstanding vested options to purchase 9,773,647 shares of our common stock.

INTERESTS OF CERTAIN PERSONS

It is expected that following the Closing, our current President, Luke Wallace, will become Chief Executive Officer of the Subsidiary and Brett Schnell our current Chief Financial Officer will remain with the Company. Certain of our directors or related parties to our directors have made loans payable to the Company entered by the promissory notes described below. It is expected that part of the proceeds from the Asset Sale will be applied to pay or reduce certain of the amounts payable thereunder. It is expected that the amounts to be paid to the Company’s officers and directors will be a percentage of the amount outstanding under the applicable notes which will be the same for each officer and director. The percentage cannot be determined at this time because the amounts thereof will depend in part on the amounts required to extinguish the notes to non-officers and directors.

Related Party Transactions. Our Company closely reviews transactions between the Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our common stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our management and our Board of Directors. We believe such transactions were at terms comparable to those we could have obtained from unaffiliated third parties. Since January 1, 2012, we have not had any transactions in which any of our related parties had or will have a direct or indirect material interest, nor are any such transactions currently proposed, except as noted below.

On January 9, 2017, the Company issued a Convertible Promissory Note to Isaac Blech, a member of the Company’s board of directors, in the sum of $22,000. The Convertible Promissory Notes bear interest at the rate of 9%, has a six month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes a financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On January 23, 2017, the Company issued a Convertible Promissory Note to Isaac Blech, a member of the Company’s board of directors, in the sum of $100,000. The Convertible Promissory Notes bear interest at the rate of 9%, has a six month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes a financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On February 2, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $62,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On February 27, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $45,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On March 24, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $90,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On April 18, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $45,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On May 12, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $5,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On June 5, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $55,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On July 11, 2017, the Company issued a Convertible Promissory Note to the Isaac Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9%, has a maturity date of August 31, 2017, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On August 10, 2017, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $130,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9%, has a maturity date of October 1, 2017, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On November 30, 2016, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $100,000. Mr. Blech, a member of the Company’s board of directors, is the trustee. The Convertible Promissory Note bears interest at the rate of 9% has six-month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On November 7, 2016, the Company issued a Convertible Promissory Note to the Daniel Jonathan Blech Trust DTD 9/01/2005 in the amount of $100,000. Mr. Blech, a member of the board of directors, is the trustee. The Convertible Promissory Note bears an interest at the rate of 9%, has a six month maturity date, and a voluntary conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing.

On July 19, 2016, the Company issued the following Convertible Promissory Notes: Joe Proto ($40,000), John Eyler ($40,000), Francis J. Liddy ($20,000), Isaac Blech ($40,000), and Transpac Investments Ltd. ($40,000). All of the individuals listed are members of the board of directors. The Convertible Promissory Notes bear interest at the rate of 9%, have a six month maturity date, and a mandatory conversion into an upcoming financing in the event the Company closes the financing and receives gross proceeds totaling at least $200,000. The conversion rate will be at the same terms of the financing. Mr. Proto, Mr. Eyler, Jr., Mr. Liddy, and Mr. Blech are all Directors of the Company. Dr. Ka Cheong Christopher Leong, our Director, is the co-founder and President of Transpac).

On November 13, 2015, the Company issued Convertible Promissory Notes to four investors; Isaac Blech in the principal amount of $34,000, West Charitable Remainder Unitrust in the principal amount of $80,000, River Charitable Remainder Trust in the principal amount of $53,333, and Liberty Charitable Remainder Trust in the principal amount of $40,000. The Notes feature a mandatory conversion feature obligating the holder to participate and apply the principal and interest into a “Qualified Financing” meaning a financing taking place prior to January 31, 2016, wherein the Company receives gross proceeds totaling at least $1,000,000. In the event the entire principal plus accrued interest under this Note is not eligible for conversion into a Qualified Financing, then any remaining balance of this Note shall be converted into restricted common stock at the price of the Qualified Financing and Holder shall receive three (3) times any warrant coverage provided for in the Qualified Financing. The Notes bears interest at nine percent per annum and has a maturity date of six months. Mr. Blech, our Director, has controlling interest in the aforementioned Trusts.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements, and other information with the SEC. You can read and copy these reports, proxy statements, and other information concerning our company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the SEC’s Public Reference Room. The SEC also maintains an Internet site that contains all reports, proxy statements and other information that we file electronically with the SEC. The address of that website is www.sec.gov.

By Order of the Board of Directors /s/ LUKE WALLACE Chief Executive Officer

ANNEX A

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”), dated as of October 5, 2017, is entered into between SpendSmart Networks, Inc., a Delaware corporation (“Seller”), and Eclipse Marketing LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller owns all of the issued and outstanding shares of stock (the “Shares”), of SpendSmart Networks, Inc., a California corporation (the “Company”);

WHEREAS, prior to the Closing Date, the Seller will assign and transfer to the Company the entire right, title and interest in and to all of its operating assets which the Company does not own as of the date hereof, including, without limitation, those assets listed on Exhibit C attached hereto, and, in connection therewith, will assign to the Company all related Contracts, including, without limitation, those Contracts listed on Exhibit C attached hereto (collectively, the “Additional Assets”).

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Shares, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

The following terms have the meanings specified or referred to in this ARTICLE I:

“Accounting Firm” means a nationally recognized or regionally recognized independent certified public accountant selected by mutual agreement of the Buyer and the Seller. If the Buyer and the Seller are unable to mutually agree upon such an accountant within ten (10) days, then the Buyer and the Seller shall each select a nationally recognized accountant and within five (5) days after their selection, those two accountants shall select a third nationally recognized accountant, which third accountant shall act as the Accounting Firm.

“Acquisition Proposal” has the meaning set forth in Section 5.03(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Additional Assets” has the meaning set forth in the preamble.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Ancillary Documents” means a transition services agreement in form and substance reasonably satisfactory to Buyer, and other documents, certificates and agreements to be delivered in connection with this Agreement or otherwise requested by Buyer, in form and substance satisfactory to Buyer.

“Assumed Liabilities” means those ordinary course trade accounts payable relating to the Company’s business, the Company’s deferred revenue and the accrued paid time off for the Company’s employees, all as and to the extent expressly listed in Exhibit A attached hereto, as amended pursuant to Section 7.02(q).

“Balance Sheet” has the meaning set forth in Section 3.06.

“Balance Sheet Date” has the meaning set forth in Section 3.06.

“Benefit Plan” has the meaning set forth in Section 3.20(a).

“Bonuses” means (i) any bonuses, commissions or similar amounts (whether or not accrued, contingent, discretionary or otherwise) that are required to be or are customarily paid by the Company to Seller or any of the Company’s officers, directors, employees or service providers with respect to any periods prior to the Closing, including, without limitation, all bonuses at amounts consistent with calendar year 2016 (if any discretionary bonuses have not been fixed) or the actual amount payable (if any discretionary bonuses have been fixed) related to any period prior to the Closing which have not been paid prior to the Closing and (ii) any vacation or paid time off of any officer, director or employee of the Company that accrued prior to the Closing.

“Buyer” has the meaning set forth in the preamble.

“Buyer Indemnitees” has the meaning set forth in Section 8.02.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Closing Date Payment” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” has the meaning set forth in Section 3.03(a).

“Company” has the meaning set forth in the recitals.

“Company Intellectual Property” means all Intellectual Property that is owned by the Company.

“Company IP Agreements” means all licenses, sublicenses, consent to use agreements, settlements, coexistence agreements, covenants not to sue, waivers, releases, permissions and other Contracts, whether written or oral, relating to Intellectual Property to which the Company is a party, beneficiary or otherwise bound.

“Company IP Registrations” means all Company Intellectual Property that is subject to any issuance, registration or application by, to or with any Governmental Authority or authorized private registrar in any jurisdiction, including issued patents, registered trademarks, domain names and copyrights, and pending applications for any of the foregoing.

“Company Systems” has the meaning set forth in Section 3.12(h).

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Seller and Buyer concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“ERISA Affiliate” means all employers (whether or not incorporated) that would be treated together with the Company or any of its Affiliates as a “single employer” within the meaning of Section 414 of the Code or Section 4001 of ERISA.

“Financial Statements” has the meaning set forth in Section 3.06.

“Final Liabilities” has the meaning set forth in Section 7.02(q)

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, and polychlorinated biphenyls.

“Indebtedness” means, without duplication and with respect to the Company, all: (a) all obligations for borrowed money or accounts payable; (b) obligations evidenced by any note, debenture or other similar instrument or debt security; (c) obligations under swaps, hedges or similar instruments; (d) obligations in respect of letters of credit and bankers’ acceptances issued for the account of the Company; (e) obligations arising from checks in transit, uncleared checks or unreconciled cash; (f) obligations for the deferred purchase price of property or services or the acquisition of a business or portion thereof or insurance premium financing, in each case, whether contingent or otherwise, as obligor or otherwise (including any so called “earn-out” or similar payments or obligations; (g) obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property; (h) obligations, contingent or otherwise, arising from deferred compensation arrangements; (i) obligations under capitalized leases; (j) obligations secured by any Encumbrance on any of the Company’s assets; (k) any liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due and regardless of when or by whom asserted) for Taxes; (l) obligations for Bonuses; (m) obligations to any Related Person; (n) the amount of any deferred revenue and customer deposits; (o) all accrued interest, prepayment premiums, penalties, expenses or other amounts due related to any of the foregoing; and (p) guarantees by the Company of any obligations of the types described in clauses (a) through (o) above.

“Indemnified Party” has the meaning set forth in Section 8.05.

“Indemnifying Party” has the meaning set forth in Section 8.05.

“Insurance Policies” has the meaning set forth in Section 3.16.

“Intellectual Property” means any and all rights in, arising out of, or associated with any of the following in any jurisdiction throughout the world: (a) issued patents and patent applications (whether provisional or non-provisional), including divisionals, continuations, continuations-in-part, substitutions, reissues, reexaminations, extensions, or restorations of any of the foregoing, and other Governmental Authority-issued indicia of invention ownership (including certificates of invention, petty patents, and patent utility models) (“Patents”); (b) trademarks, service marks, brands, certification marks, logos, trade dress, trade names, and other similar indicia of source or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications for registration, and renewals of, any of the foregoing (“Trademarks”); (c) copyrights and works of authorship, whether or not copyrightable, and all registrations, applications for registration, and renewals of any of the foregoing (“Copyrights”); (d) internet domain names and social media account or user names (including “handles”), whether or not Trademarks, all associated web addresses, URLs, websites and web pages, social media accounts and pages, and all content and data thereon or relating thereto, whether or not Copyrights; (e) mask works, and all registrations, applications for registration, and renewals thereof; (f) industrial designs, and all Patents, registrations, applications for registration, and renewals thereof; (g) trade secrets, know-how, inventions (whether or not patentable), discoveries, improvements, technology, business and technical information, databases, data compilations and collections, tools, methods, processes, techniques, and other confidential and proprietary information and all rights therein (“Trade Secrets”); (h) computer programs, operating systems, applications, firmware, and other code, including all source code, object code, application programming interfaces, data files, databases, protocols, specifications, and other documentation thereof; (i) rights of publicity; and (j) all other intellectual or industrial property and proprietary rights.

“Knowledge of Seller” or “Seller’s Knowledge” or any other similar knowledge qualification, means the actual or constructive knowledge of any director or officer of Seller or the Company, after due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” has the meaning set forth in Section 3.07.

“Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company, or (b) the ability of Seller to consummate the transactions contemplated hereby on a timely basis.

“Material Contracts” has the meaning set forth in Section 3.09(a).

“Multiemployer Plan” has the meaning set forth in Section 3.20(c).

“Non-U.S. Benefit Plan” has the meaning set forth in Section 3.20(a).

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of the Company for any Post-Closing Tax Period.

“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of the Company for any Pre-Closing Tax Period.

“Purchase Price” has the meaning set forth in Section 2.02.

“Qualified Benefit Plan” has the meaning set forth in Section 3.20(c).

“Real Property” means the real property owned, leased or subleased by the Company, together with all buildings, structures and facilities located thereon.

“Related Person” means, with respect to the Company or Seller, (i) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with, such specified Person; (ii) any Person that holds a Material Interest in such specified Person; (iii) each Person that serves as a director, officer, partner, manager, executor or trustee of such specified Person (or in a similar capacity); (iv) any Person in which such specified Person holds a Material Interest; and (v) any Person with respect to which such specified Person serves as a general partner, manager or a trustee (or in a similar capacity). For purposes of this definition, (x) “control” (including “controlling,” “controlled by,” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise, and shall be construed as such term is used in the rules promulgated under the Exchange Act, and (y) “Material Interest” means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities representing at least ten percent (10%) of the outstanding equity securities in a Person.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restricted Business” means developing, selling, marketing or otherwise providing (a) loyalty systems or digital engagement or marketing services to merchants, including, without limitation, merchant funded rewards, loyalty rewards tablets/kiosks, rewards management systems, mobile marketing technology (including text and email messaging), customer analytics and propensity marketing and other automated engagement engines, sweepstakes and the like, (b) loyalty and mobile marketing consulting , including, without limitation, periodic reviews, campaign creation and optimization and localized support, and (c) website building platforms, including, without limitation, software that assists in the administration of websites, audits of websites and integration of social media streams and consumer reviews into websites.

“Restricted Period” has the meaning set forth in Section 5.07(a).

 “Seller” has the meaning set forth in the preamble.

“Seller Indemnitees” has the meaning set forth in Section 8.03.

“Shares” has the meaning set forth in the recitals.

“Single Employer Plan” has the meaning set forth in Section 3.20(c).

“Straddle Period” has the meaning set forth in Section 6.04.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 6.06.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Territory” means North America

“Third Party Claim” has the meaning set forth in Section 8.05(a).

“Transaction Expenses” means all fees and expenses incurred by the Company or Seller at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the Ancillary Documents, and the performance and consummation of the transactions contemplated hereby and thereby.

“Union” has the meaning set forth in Section 3.21(b).

“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses.

ARTICLE II
PURCHASE AND SALE

Section 2.01     Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Shares, free and clear of all Encumbrances, for the consideration specified in Section 2.02.

Section 2.02      Purchase Price. The aggregate purchase price for the Shares shall be $2,150,000 (the “Purchase Price”) and payable as follows: at Closing, the Buyer shall pay $2,150,000 to Seller by wire transfer of immediately available funds to an account designated by Seller to Buyer in writing, less outstanding balances of Company credit cards as reasonably determined by Buyer as of Closing (the “Closing Date Payment”). In the event that a 338(h)(10) or 336(e) election is made, the parties agree to allocate the Purchase Price for tax purposes as provided in Section 6.05.

Section 2.03      Transactions to be Effected at the Closing.

(a)           At the Closing, Buyer shall deliver to Seller the Closing Date Payment, and the Ancillary Documents and all other agreements, documents, instruments or certificates required to be delivered by Buyer at or prior to the Closing pursuant to Section 7.03 of this Agreement.

(b)           At the Closing, Seller shall deliver to Buyer stock certificates evidencing the Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto; and the Ancillary Documents and all other agreements, documents, instruments or certificates required to be delivered by Seller at or prior to the Closing pursuant to Section 7.02 of this Agreement.

Section 2.04      Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at 10:00 a.m., Eastern Standard Time, no later than two business days after the last of the conditions to Closing set forth in ARTICLE VII have been satisfied or waived (other than conditions which, by their nature, are to be satisfied on the Closing Date), at the offices of Dickinson Wright PLLC, 2600 W. Big Beaver Rd., Suite 300, Troy, MI 48084, or at such other time or on such other date or at such other place as Seller and Buyer may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.05      Withholding Tax. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all Taxes that Buyer and the Company may be required to deduct and withhold under any provision of Tax Law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules and subject to the transfer of the Additional Assets, Seller represents and warrants to Buyer that the statements contained in this ARTICLE III are true and correct as of the date hereof; it being understood that the following representations and warranties assume and are based upon the assignment and transfer to the Company of the Additional Assets as set forth in the Recitals so that such Additional Assets are assets and Contracts of the Company.

Section 3.01       Organization and Authority of Seller. Seller is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. Seller has full corporate power and authority to enter into this Agreement and the Ancillary Documents to which Seller is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement and any Ancillary Document to which Seller is a party, the performance by Seller of its obligations hereunder and thereunder, and the consummation by Seller of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller, and (assuming due authorization, execution and delivery by Buyer) this Agreement constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms. When each other Ancillary Document to which Seller is or will be a party has been duly executed and delivered by Seller (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Seller enforceable against it in accordance with its terms.

Section 3.02       Organization, Authority and Qualification of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the state of California and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Section 3.02 of the Disclosure Schedules sets forth each jurisdiction in which the Company is licensed or qualified to do business, and the Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. All corporate actions taken by the Company in connection with this Agreement and the Ancillary Documents will be duly authorized on or prior to the Closing.

Section 3.03       Capitalization.

(a)           The authorized capital stock of the Company consists of 30,000,000 shares of common stock (“Common Stock”), of which 7,720,000 shares are issued and outstanding and constitute the Shares; and 20,000,000 shares of Preferred Stock none of which are issued and outstanding. All of the Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by Seller, free and clear of all Encumbrances. Upon consummation of the transactions contemplated by this Agreement, Buyer shall own all of the Shares, free and clear of all Encumbrances.

(b)           All of the Shares were issued in compliance with applicable Laws. None of the Shares were issued in violation of any agreement, arrangement or commitment to which Seller or the Company is a party or is subject to or in violation of any preemptive or similar rights of any Person.

(c)           There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating Seller or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company. The Company does not have outstanding or authorized any stock appreciation, phantom stock, profit participation or similar rights. There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the Shares.

Section 3.04      No Subsidiaries. The Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.05      No Conflicts; Consents. The execution, delivery and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Seller or the Company; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller or the Company; (c) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Seller or the Company is a party or by which Seller or the Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of the Company; or (d) result in the creation or imposition of any Encumbrance on any properties or assets of the Company. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller or the Company in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 3.06       Financial Statements. Complete copies of the Company’s pro forma financial statements consisting of the balance sheet of the Company as at December 31, 2016 and the related statements of income and retained earnings, stockholders’ equity and cash flow for the year then ended and the unaudited pro forma financial statements consisting of the balance sheet of the Company (the “Balance Sheet”) as at June 30, 2017 (the “Balance Sheet Date”) and the related statements of income and retained earnings, stockholders’ equity and cash flow for the six-month period then ended (collectively, the “Financial Statements”) have been delivered to Buyer. The Financial Statements are based on the books and records of the Company, and fairly present the financial condition of the Company as of the respective dates they were prepared and the results of the operations of the Company for the periods indicated.

Section 3.07       Undisclosed Liabilities. The Company has no liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise (“Liabilities”), except (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date, and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08       Absence of Certain Changes, Events and Conditions. Since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice and subject to the assignment and transfer of the Additional Assets to the Company, there has not been, with respect to the Company, any:

(a)           event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b)           amendment of the charter, by-laws or other organizational documents of the Company;

(c)           split, combination or reclassification of any shares of its capital stock;

(d)           issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e)           declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock or repayment of any notes, loans or other Indebtedness outside of the ordinary course of business;

(f)           material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the Financial Statements;

(g)           material change in the Company’s cash management practices and its policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue and acceptance of customer deposits;

(h)           entry into any Contract that would constitute a Material Contract;

(i)           incurrence, assumption or guarantee of any indebtedness for borrowed money except unsecured current obligations and Liabilities incurred in the ordinary course of business consistent with past practice;

(j)           transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Balance Sheet or cancellation of any debts or entitlements;

(k)           transfer or assignment of or grant of any license or sublicense under or with respect to any Company Intellectual Property or Company IP Agreements;

(l)           abandonment or lapse of or failure to maintain in full force and effect any Company IP Registration, or failure to take or maintain reasonable measures to protect the confidentiality or value of any Trade Secrets included in the Company Intellectual Property;

(m)           material damage, destruction or loss (whether or not covered by insurance) to its property;

(n)           any capital investment in, or any loan to, any other Person;

(o)           acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(p)           any material capital expenditures;

(q)           imposition of any Encumbrance upon any of the Company properties, capital stock or assets, tangible or intangible;

(r)           (i) grant of any bonuses, whether monetary or otherwise, or increase in any wages, salary, severance, pension or other compensation or benefits in respect of its current or former employees, officers, directors, independent contractors or consultants, other than as provided for in any written agreements or required by applicable Law, (ii) change in the terms of employment for any employee or any termination of any employees for which the aggregate costs and expenses exceed $5,000, or (iii) action to accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, independent contractor or consultant;

(s)           hiring or promoting any person as or to (as the case may be) an officer or hiring or promoting any employee below officer except to fill a vacancy in the ordinary course of business;

(t)           adoption, modification or termination of any: (i) employment, severance, retention or other agreement with any current or former employee, officer, director, independent contractor or consultant, (ii) Benefit Plan or (iii) collective bargaining or other agreement with a Union, in each case whether written or oral;

(u)           any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(v)           entry into a new line of business or abandonment or discontinuance of existing lines of business;

(w)           adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(x)           purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $5,000, individually (in the case of a lease, per annum) or $12,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(y)           acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(z)           action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer in respect of any Post-Closing Tax Period; or

(aa)          any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

Section 3.09      Material Contracts.

(a)           Section 3.09(a) of the Disclosure Schedules lists each of the following Contracts of the Company (such Contracts, together with all Contracts concerning the occupancy, management or operation of any Real Property (including without limitation, brokerage contracts) listed or otherwise disclosed in Section 3.10(b) of the Disclosure Schedules and all Company IP Agreements, being “Material Contracts”):

(i)           each Contract of the Company involving aggregate consideration in excess of $15,000, monthly aggregate consideration in excess of $5,000 and/or a Contract term of more than three (3) months, all to the extent, in each case, such Contract cannot be cancelled by the Company without penalty or without more than 60 days’ notice;

(ii)           all Contracts that require the Company to purchase its total requirements of any product or service from a third party or that contain “take or pay” provisions;

(iii)           all Contracts that provide for the indemnification by the Company of any Person or the assumption of any Tax, environmental or other Liability of any Person;

(iv)           all Contracts that relate to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(v)           all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts to which the Company is a party;

(vi)           all employment agreements and Contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancellable without material penalty or without more than 90 days’ notice;

(vii)           except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of the Company;

(viii)          all Contracts with any Governmental Authority to which the Company is a party;

(ix)            all Contracts that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

(x)           any Contracts to which the Company is a party that provide for any joint venture, partnership or similar arrangement by the Company;

(xi)           all Contracts between or among the Company on the one hand and Seller or any Affiliate of Seller (other than the Company) on the other hand;

(xii)           all collective bargaining agreements or Contracts with any Union to which the Company is a party; and

(xiii)           any other Contract that is material to the Company and not previously disclosed pursuant to this Section 3.09.

(b)           Each Material Contract is valid and binding on the Company in accordance with its terms and is in full force and effect. None of the Company or, to Seller’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to Buyer.

Section 3.10      Title to Assets; Real Property.

(a)           The Company has good and valid (and, in the case of owned Real Property, good and marketable fee simple) title to, or a valid leasehold interest in, all Real Property, Additional Assets and personal property and other assets reflected in the Financial Statements or acquired after the Balance Sheet Date, other than properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Balance Sheet Date. All such properties and assets (including leasehold interests) are free and clear of Encumbrances.

(b)           Section 3.10(b) of the Disclosure Schedules lists (i) the street address of each parcel of Real Property; (ii) if such property is leased or subleased by the Company, the landlord under the lease, the rental amount currently being paid, and the expiration of the term of such lease or sublease for each leased or subleased property; and (iii) the current use of such property. With respect to owned Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of the deeds and other instruments (as recorded) by which the Company acquired such Real Property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of Seller or the Company and relating to the Real Property. With respect to leased Real Property, Seller has delivered or made available to Buyer true, complete and correct copies of any leases affecting the Real Property. The Company is not a sublessor or grantor under any sublease or other instrument granting to any other Person any right to the possession, lease, occupancy or enjoyment of any leased Real Property. The use and operation of the Real Property in the conduct of the Company’s business do not violate in any material respect any Law, covenant, condition, restriction, easement, license, permit or agreement. No material improvements constituting a part of the Real Property encroach on real property owned or leased by a Person other than the Company. There are no Actions pending nor, to the Seller’s Knowledge, threatened against or affecting the Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings.

(c)           Section 3.10(c) of the Disclosure Schedules lists (i) each item of tangible personal property owned by the Company with a value in excess of $100 and (ii) the current use of such property.

Section 3.11      Condition and Sufficiency of Assets. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, furniture, fixtures, machinery, equipment, vehicles and other items of tangible personal property currently owned or leased by the Company, together with all other properties and assets of the Company, are sufficient for the continued conduct of the Company’s business after the Closing in substantially the same manner as conducted prior to the Closing and constitute all of the rights, property and assets necessary to conduct the business of the Company as currently conducted.

Section 3.12      Intellectual Property.

(a)           Section 3.12(a) of the Disclosure Schedules contains a correct, current, and complete list of all (i) Company IP Registrations, specifying as to each, as applicable: the title, mark, or design; the record owner and inventor(s), if any; the jurisdiction by or in which it has been issued, registered, or filed; the patent, registration, or application serial number; the issue, registration, or filing date; and the current status, (ii) all unregistered Trademarks included in the Company Intellectual Property, (iii) all proprietary Software of the Company; and (iv) all other Company Intellectual Property material to or used or held for use in the business as currently conducted and as proposed to be conducted. All required filings and fees related to the Company IP Registrations have been timely filed with and paid to the relevant Governmental Authorities and authorized registrars, and all Company IP Registrations are otherwise in good standing. Seller has provided Buyer with true and complete copies of file histories, documents, certificates, office actions, correspondence and other materials related to all Company IP Registrations.

(b)           Section 3.12(b) of the Disclosure Schedules contains a correct, current, and complete list of all Company IP Agreements, specifying for each the date, title, and parties thereto. Seller has provided Buyer with true and complete copies (or in the case of any oral agreements, a complete and correct written description) of all such Company IP Agreements, including all modifications, amendments and supplements thereto and waivers thereunder. Each Company IP Agreement is valid and binding on the Company in accordance with its terms and is in full force and effect. Neither the Company nor any other party thereto is, or is alleged to be, in breach of or default under, or has provided or received any notice of breach of, default under, or intention to terminate (including by non-renewal), any Company IP Agreement..

(c)           The Company is the sole and exclusive legal and beneficial, and with respect to the Company IP Registrations, record, owner of all right, title, and interest in and to the Company Intellectual Property, and has the valid and enforceable right to use all other Intellectual Property used or held for use in or necessary for the conduct of the Company’s business as currently conducted or as proposed to be conducted, in each case, free and clear of Encumbrances. The Company has entered into binding, valid and enforceable, written Contracts with each current and former employee and independent contractor who is or was involved in or has contributed to the invention, creation, or development of any Intellectual Property during the course of employment or engagement with the Company whereby such employee or independent contractor (i) acknowledges the Company’s exclusive ownership of all Intellectual Property invented, created, or developed by such employee or independent contractor within the scope of his or her employment or engagement with the Company; (ii) grants to the Company a present, irrevocable assignment of any ownership interest such employee or independent contractor may have in or to such Intellectual Property; and (iii) irrevocably waives any right or interest, including any moral rights, regarding such Intellectual Property, to the extent permitted by applicable Law. Seller has provided Buyer with true and complete copies of all such Contracts.

(d)           Neither the execution, delivery or performance of this Agreement, nor the consummation of the transactions contemplated hereunder, will result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, the Company’s right to own or use any Company Intellectual Property or any Intellectual Property subject to any Company IP Agreement.

(e)           All of the Company Intellectual Property is valid and enforceable, and all Company IP Registrations are subsisting and in full force and effect. The Company has taken all reasonable and necessary steps to maintain and enforce the Company Intellectual Property and to preserve the confidentiality of all Trade Secrets included in the Company Intellectual Property, including by requiring all Persons having access thereto to execute binding, written non-disclosure agreements.

(f)           The conduct of the Company’s business as currently and formerly conducted and as proposed to be conducted, and the products, processes and services of the Company, have not infringed, misappropriated or otherwise violated, and will not infringe, misappropriate or otherwise violate, the Intellectual Property or other rights of any Person. No Person has infringed, misappropriated or otherwise violated any Company Intellectual Property or Licensed Intellectual Property.

(g)           There are no Actions (including any opposition, cancellation, revocation, review, or other proceeding) settled, pending or threatened (including in the form of offers to obtain a license): (i) alleging any infringement, misappropriation, or other violation by the Company of the Intellectual Property of any Person; (ii) challenging the validity, enforceability, registrability, patentability, or ownership of any Company Intellectual Property; or (iii) by the Company or any other Person alleging any infringement, misappropriation, or violation by any Person of the Company Intellectual Property. Neither Seller nor the Company is aware of any facts or circumstances that could reasonably be expected to give rise to any such Action. The Company is not subject to any outstanding or prospective Governmental Order (including any motion or petition therefor) that does or could reasonably be expected to restrict or impair the use of any Company Intellectual Property.

(h)           The computer hardware, servers, networks, platforms, peripherals, data communication lines, and other information technology equipment and related systems, including any outsourced systems and processes, that are owned or used by the Company (“Company Systems”) are reasonably sufficient for the immediate and anticipated needs of the Company’s business. In the past eighteen (18) months, there has been no unauthorized access, use, intrusion, or breach of security, or failure, breakdown, performance reduction, or other adverse event affecting any Company Systems, that has caused or could reasonably be expected to cause any: (i) substantial disruption of or interruption in or to the use of such Company Systems or the conduct of the Company’s business; (ii) loss, destruction, damage, or harm of or to the Company or its operations, personnel, property, or other assets; or (iii) liability of any kind to the Company. The Company has taken all reasonable actions, consistent with applicable industry best practices, to protect the integrity and security of the Company Systems and the data and other information stored or processed thereon. The Company (i) maintains commercially reasonable backup and data recovery, disaster recovery, and business continuity plans, procedures, and facilities; (ii) acts in compliance therewith; and (iii) tests such plans and procedures on a regular basis, and such plans and procedures have been proven effective upon such testing.

Section 3.13      Inventory. All inventory of the Company, whether or not reflected in the Balance Sheet, consists of a quality and quantity usable and salable in the ordinary course of business consistent with past practice, except for obsolete, damaged, defective or slow-moving items that have been written off or written down to fair market value or for which adequate reserves have been established. All such inventory is owned by the Company free and clear of all Encumbrances, and no inventory is held on a consignment basis. The quantities of each item of inventory (whether raw materials, work-in-process or finished goods) are not excessive, but are reasonable in the present circumstances of the Company.

Section 3.14      Accounts Receivable. The accounts receivable reflected on the Balance Sheet and the accounts receivable arising after the date thereof (a) have arisen from bona fide transactions entered into by the Company involving the sale of goods or the rendering of services in the ordinary course of business consistent with past practice; (b) constitute only valid, undisputed claims of the Company not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the ordinary course of business consistent with past practice; and (c) subject to a reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company, are collectible in full within 90 days after billing. The reserve for bad debts shown on the Balance Sheet or, with respect to accounts receivable arising after the Balance Sheet Date, on the accounting records of the Company have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes.

Section 3.15     Reserved.

Section 3.16       Insurance. Section 3.16 of the Disclosure Schedules sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Seller or its Affiliates (including the Company) and relating to the assets, business, operations, employees, officers and directors of the Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Buyer. Such Insurance Policies are in full force and effect and shall remain in full force and effect following the consummation of the transactions contemplated by this Agreement. Neither the Seller nor any of its Affiliates (including the Company) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have either been paid or, if due and payable prior to Closing, will be paid prior to Closing in accordance with the payment terms of each Insurance Policy. The Insurance Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of the Company. All such Insurance Policies (a) are valid and binding in accordance with their terms; (b) are provided by carriers who are financially solvent; and (c) have not been subject to any lapse in coverage. There are no claims related to the business of the Company pending under any such Insurance Policies as to which coverage has been questioned, denied or disputed or in respect of which there is an outstanding reservation of rights. None of Seller or any of its Affiliates (including the Company) is in default under, or has otherwise failed to comply with, in any material respect, any provision contained in any such Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to the Company and are sufficient for compliance with all applicable Laws and Contracts to which the Company is a party or by which it is bound.

Section 3.17      Legal Proceedings; Governmental Orders.

(a)           There are no Actions pending or, to Seller’s Knowledge, threatened (a) against or by the Company affecting any of its properties or assets (or by or against Seller or any Affiliate thereof and relating to the Company); or (b) against or by the Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Seller’s knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)           There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against or affecting the Company or any of its properties or assets. The Company is in compliance with the terms of each Governmental Order set forth in Section 3.17(b) of the Disclosure Schedules. To Seller’s knowledge, no event has occurred or circumstances exist that may constitute or result in (with or without notice or lapse of time) a violation of any such Governmental Order.

Section 3.18      Compliance With Laws; Permits.

(a)           The Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b)           All Permits required for the Company to conduct its business have been obtained by it and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. Section 3.18(b) of the Disclosure Schedules lists all current Permits issued to the Company, including the names of the Permits and their respective dates of issuance and expiration. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit set forth in Section 3.18(b) of the Disclosure Schedules.

Section 3.19      Environmental Matters.

(a)           The Company is currently and has been in compliance with all Environmental Laws and has not, and the Seller has not, received from any Person any: (i) Environmental Notice or Environmental Claim; or (ii) written request for information pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b)           The Company has obtained and is in material compliance with all Environmental Permits (each of which is disclosed in Section 3.19(b) of the Disclosure Schedules) necessary for the ownership, lease, operation or use of the business or assets of the Company and all such Environmental Permits are in full force and effect and shall be maintained in full force and effect by Seller through the Closing Date in accordance with Environmental Law, and neither Seller nor the Company is aware of any condition, event or circumstance that might prevent or impede, after the Closing Date, the ownership, lease, operation or use of the business or assets of the Company as currently carried out. With respect to any such Environmental Permits, Seller has undertaken, or will undertake prior to the Closing Date, all measures necessary to facilitate transferability of the same, and neither the Company nor the Seller is aware of any condition, event or circumstance that might prevent or impede the transferability of the same, nor have they received any Environmental Notice or written communication regarding any material adverse change in the status or terms and conditions of the same.

(c)           No real property currently or formerly owned, operated or leased by the Company is listed on, or has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state list.

(d)           There has been no Release of Hazardous Materials in contravention of Environmental Law with respect to the business or assets of the Company or any real property currently or formerly owned, operated or leased by the Company, and neither the Company nor Seller has received an Environmental Notice that any real property currently or formerly owned, operated or leased in connection with the business of the Company (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material which could reasonably be expected to result in an Environmental Claim against, or a violation of Environmental Law or term of any Environmental Permit by, Seller or the Company.

(e)           There are no active or abandoned aboveground or underground storage tanks owned or operated by the Company.

(f)           There are no off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or Seller or any predecessors as to which the Company or Seller may retain liability, and neither Seller nor the Company has received any Environmental Notice regarding potential liabilities with respect to an off-site Hazardous Materials treatment, storage, or disposal facilities or locations used by the Company or Seller.

(g)           Neither Seller nor the Company has retained or assumed, by contract or operation of Law, any liabilities or obligations of third parties under Environmental Law.

(h)           Seller has provided or otherwise made available to Buyer: (i) any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models and other similar documents with respect to the business or assets of the Company or any currently or formerly owned, operated or leased real property which are in the possession or control of the Seller or Company related to compliance with Environmental Laws, Environmental Claims or an Environmental Notice or the Release of Hazardous Materials; and (ii) any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

(i)           Neither the Seller nor the Company is aware of or reasonably anticipates, as of the Closing Date, any condition, event or circumstance concerning the Release or regulation of Hazardous Materials that might, after the Closing Date, prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the business or assets of the Company as currently carried out.

Section 3.20      Employee Benefit Matters.

(a)           Section 3.20(a) of the Disclosure Schedules contains a true and complete list of each pension, benefit, retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, performance award, phantom equity, stock or stock-based, change in control, retention, severance, vacation, paid time off (PTO), medical, vision, dental, disability, welfare, Code Section 125 cafeteria, fringe benefit and other similar agreement, plan, policy, program or arrangement (and any amendments thereto), in each case whether or not reduced to writing and whether funded or unfunded, including each “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not tax-qualified and whether or not subject to ERISA, which is or has been maintained, sponsored, contributed to, or required to be contributed to by the Company for the benefit of any current or former employee, officer, director, retiree, independent contractor or consultant of the Company or any spouse or dependent of such individual, or under which the Company or any of its ERISA Affiliates has or may have any Liability, or with respect to which Buyer or any of its Affiliates would reasonably be expected to have any Liability, contingent or otherwise (as listed on Section 3.20(a) of the Disclosure Schedules, each, a “Benefit Plan”). The Company has separately identified in Section 3.20(a) of the Disclosure Schedules (i) each Benefit Plan that contains a change in control provision and (ii) each Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company primarily for the benefit of employees outside of the United States (a “Non-U.S. Benefit Plan”).

(b)           With respect to each Benefit Plan, Seller has made available to Buyer accurate, current and complete copies of each of the following: (i) where the Benefit Plan has been reduced to writing, the plan document together with all amendments; (ii) where the Benefit Plan has not been reduced to writing, a written summary of all material plan terms; (iii) where applicable, copies of any trust agreements or other funding arrangements, custodial agreements, insurance policies and contracts, administration agreements and similar agreements, and investment management or investment advisory agreements, now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise; (iv) copies of any summary plan descriptions, summaries of material modifications, summaries of benefits and coverage, COBRA communications, employee handbooks and any other written communications (or a description of any oral communications) relating to any Benefit Plan; (v) in the case of any Benefit Plan that is intended to be qualified under Section 401(a) of the Code, a copy of the most recent determination, opinion or advisory letter from the Internal Revenue Service and any legal opinions issued thereafter with respect to such Benefit Plan’s continued qualification; (vi) in the case of any Benefit Plan for which a Form 5500 must be filed, a copy of the two most recently filed Forms 5500, with all corresponding schedules and financial statements attached; (vii) actuarial valuations and reports related to any Benefit Plans with respect to the two most recently completed plan years; (viii) the most recent nondiscrimination tests performed under the Code; and (ix) copies of material notices, letters or other correspondence from the Internal Revenue Service, Department of Labor, Department of Health and Human Services, Pension Benefit Guaranty Corporation or other Governmental Authority relating to the Benefit Plan.

(c)           Each Benefit Plan and any related trust (other than any multiemployer plan within the meaning of Section 3(37) of ERISA (each a “Multiemployer Plan”)) has been established, administered and maintained in accordance with its terms and in compliance with all applicable Laws (including ERISA, the Code and any applicable local Laws). Each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (a “Qualified Benefit Plan”) is so qualified and received a favorable and current determination letter from the Internal Revenue Service with respect to the most recent five year filing cycle, or with respect to a prototype or volume submitter plan, can rely on an opinion letter from the Internal Revenue Service to the prototype plan or volume submitter plan sponsor, to the effect that such Qualified Benefit Plan is so qualified and that the plan and the trust related thereto are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. Nothing has occurred with respect to any Benefit Plan that has subjected or could reasonably be expected to subject the Company or any of its ERISA Affiliates or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980H of the Code.

No pension plan (other than a Multiemployer Plan) which is subject to minimum funding requirements, including any multiple employer plan, (each, a “Single Employer Plan”) in which employees of the Company or any ERISA Affiliate participate or have participated has an “accumulated funding deficiency”, whether or not waived, or is subject to a lien for unpaid contributions under Section 303(k) of ERISA or Section 430(k) of the Code. No Single Employer Plan covering employees of the Company which is a defined benefit plan has an “adjusted funding target attainment percentage,” as defined in Section 436 of the Code, less than 80%. All benefits, contributions and premiums relating to each Benefit Plan have been timely paid in accordance with the terms of such Benefit Plan and all applicable Laws and accounting principles, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved to the extent required by, and in accordance with, GAAP. All Non-U.S. Benefit Plans that are intended to be funded and/or book-reserved are funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

(d)           Neither the Company nor any of its ERISA Affiliates has (i) incurred or reasonably expects to incur, either directly or indirectly, any material Liability under Title I or Title IV of ERISA or related provisions of the Code or applicable local Law relating to employee benefit plans; (ii) failed to timely pay premiums to the Pension Benefit Guaranty Corporation; (iii) withdrawn from any Benefit Plan; (iv) engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; (v) incurred taxes under Section 4971 of the Code with respect to any Single Employer Plan; or (v) participated in a multiple employer welfare arrangements (MEWAs).

(e)           With respect to each Benefit Plan (i) no such plan is a Multiemployer Plan and (A) all contributions required to be paid by the Company or its ERISA Affiliates have been timely paid to the applicable Multiemployer Plan; (B) neither the Company nor any ERISA Affiliate has incurred any withdrawal liability under Title IV of ERISA which remains unsatisfied, and (C) a complete withdrawal from all such Multiemployer Plans at the Effective Time would not result in any material liability to the Company and no Multiemployer Plan is in critical, endangered or seriously endangered status or has suffered a mass withdrawal; (ii) no such plan is a “multiple employer plan” within the meaning of Section 413(c) of the Code or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); (iii) no Action has been initiated by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee for any such plan; (iv) no such plan or the plan of any ERISA Affiliate maintained or contributed to within the last six (6) years is a Single Employer Plan subject to Title IV of ERISA; and (v) no “reportable event,” as defined in Section 4043 of ERISA, with respect to which the reporting requirement has not been waiver has occurred with respect to any such plan.

(f)           Each Benefit Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material liabilities to Buyer, the Company or any of their Affiliates other than ordinary administrative expenses typically incurred in a termination event. The Company has no commitment or obligation and has not made any representations to any employee, officer, director, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement, in connection with the consummation of the transactions contemplated by this Agreement or otherwise.

(g)           Other than as required under Sections 601 to 608 of ERISA or other applicable Law, no Benefit Plan provides post-termination or retiree health benefits to any individual for any reason, and neither the Company nor any of its ERISA Affiliates has any Liability to provide post-termination or retiree health benefits to any individual or ever represented, promised or contracted to any individual that such individual would be provided with post-termination or retiree health benefits.

(h)           There is no pending or, to Seller’s Knowledge, threatened Action relating to a Benefit Plan (other than routine claims for benefits), and no Benefit Plan has within the three years prior to the date hereof been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(i)           There has been no amendment to, announcement by Seller, the Company or any of their Affiliates relating to, or change in employee participation or coverage under, any Benefit Plan or collective bargaining agreement that would increase the annual expense of maintaining such plan above the level of the expense incurred for the most recently completed fiscal year (other than on a de minimis basis) with respect to any director, officer, employee, independent contractor or consultant, as applicable. None of Seller, the Company, nor any of their Affiliates has any commitment or obligation or has made any representations to any director, officer, employee, independent contractor or consultant, whether or not legally binding, to adopt, amend, modify or terminate any Benefit Plan or any collective bargaining agreement.

(j)           Each Benefit Plan that is subject to Section 409A of the Code has been administered in compliance with its terms and the operational and documentary requirements of Section 409A of the Code and all applicable regulatory guidance (including notices, rulings and proposed and final regulations) thereunder. The Company does not have any obligation to gross up, indemnify or otherwise reimburse any individual for any excise taxes, interest or penalties incurred pursuant to Section 409A of the Code.

(k)           Each individual who is classified by the Company as an independent contractor has been properly classified for purposes of participation and benefit accrual under each Benefit Plan.

(l)           Neither the execution of this Agreement nor any of the transactions contemplated by this Agreement will (either alone or upon the occurrence of any additional or subsequent events): (i) entitle any current or former director, officer, employee, independent contractor or consultant of the Company to severance pay or any other payment; (ii) accelerate the time of payment, funding or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of the Company to merge, amend, or terminate any Benefit Plan; (iv) increase the amount payable under or result in any other material obligation pursuant to any Benefit Plan; (v) result in “excess parachute payments” within the meaning of Section 280G(b) of the Code; or (vi) require a “gross-up” or other payment to any “disqualified individual” within the meaning of Section 280G(c) of the Code. Seller has made available to Buyer true and complete copies of any Section 280G calculations prepared (whether or not final) with respect to any disqualified individual in connection with the transactions.

Section 3.21      Employment Matters.

(a)           Section 3.21(a) of the Disclosure Schedules contains a list of all persons who are employees, independent contractors or consultants of the Company as of the date hereof, including any employee who is on a leave of absence of any nature, paid or unpaid, authorized or unauthorized, and sets forth for each such individual the following: (i) name; (ii) title or position (including whether full-time or part-time); (iii) hire or retention date; (iv) current annual base compensation rate or contract fee; (v) commission, bonus or other incentive-based compensation; and (vi) a description of the fringe benefits provided to each such individual as of the date hereof. As of the date hereof, all compensation, including wages, commissions, bonuses, fees and other compensation, payable to all employees, independent contractors or consultants of the Company for services performed on or prior to the date hereof have been paid in full and there are no outstanding agreements, understandings or commitments of the Company with respect to any compensation, commissions, bonuses or fees.

(b)           The Company is not, and has not been for the past five (5) years, a party to, bound by, or negotiating any collective bargaining agreement or other Contract with a union, works council or labor organization (collectively, “Union”), and there is not, and has not been for the past five (5) years, any Union representing or purporting to represent any employee of the Company, and no Union or group of employees is seeking or has sought to organize employees for the purpose of collective bargaining. There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, concerted refusal to work overtime or other similar labor disruption or dispute affecting the Company or any of its employees. The Company has no duty to bargain with any Union.

(c)           The Company is and has been in material compliance with all applicable Laws pertaining to employment and employment practices, including all Laws relating to labor relations, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave and unemployment insurance. All individuals characterized and treated by the Company as independent contractors or consultants are properly treated as independent contractors under all applicable Laws. All employees of the Company classified as exempt under the Fair Labor Standards Act and state and local wage and hour laws are properly classified. The Company is in compliance with and has complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations. There are no Actions against the Company pending, or to the Seller’s Knowledge, threatened to be brought or filed, by or with any Governmental Authority or arbitrator in connection with the employment of any current or former applicant, employee, consultant, volunteer, intern or independent contractor of the Company, including, without limitation, any charge, investigation or claim relating to unfair labor practices, equal employment opportunities, fair employment practices, employment discrimination, harassment, retaliation, reasonable accommodation, disability rights or benefits, immigration, wages, hours, overtime compensation, employee classification, child labor, hiring, promotion and termination of employees, working conditions, meal and break periods, privacy, health and safety, workers’ compensation, leaves of absence, paid sick leave, unemployment insurance or any other employment related matter arising under applicable Laws.

(d)           The Company has complied with the WARN Act, and it has no plans to undertake any action in the future that would trigger the WARN Act.

Section 3.22      Taxes.

(a)           All Tax Returns required to be filed on or before the Closing Date by the Company have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all respects. All Taxes due and owing by the Company (whether or not shown on any Tax Return) have been, or will be, timely paid. The Company has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied with all information reporting and backup withholding provisions of applicable Law. No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax Returns that it is, or may be, subject to Tax by that jurisdiction. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of the Company.

(b)           The amount of the Company’s Liability for unpaid Taxes for all periods ending on or before the Balance Sheet Date does not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) reflected on the Financial Statements. The amount of the Company’s Liability for unpaid Taxes for all periods following the end of the recent period covered by the Financial Statements shall not, in the aggregate, exceed the amount of accruals for Taxes (excluding reserves for deferred Taxes) as adjusted for the passage of time in accordance with the past custom and practice of the Company (and which accruals shall not exceed comparable amounts incurred in similar periods in prior years).

(c)           All deficiencies asserted, or assessments made, against the Company as a result of any examinations by any taxing authority have been fully paid. The Company is not a party to any Action by any taxing authority. There are no pending or threatened Actions by any taxing authority. Seller has delivered to Buyer copies of all federal, state, local and foreign income, franchise and similar Tax Returns, examination reports, and statements of deficiencies assessed against, or agreed to by, the Company for all Tax periods ending after December 31, 2010. There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the assets of the Company.

(d)           The Company is not a party to, or bound by, any Tax indemnity, Tax sharing or Tax allocation agreement. No private letter rulings, technical advice memoranda or similar agreement or rulings have been requested, entered into or issued by any taxing authority with respect to the Company. The Company has not been a member of an affiliated, combined, consolidated or unitary Tax group for Tax purposes. The Company has no Liability for Taxes of any Person (other than the Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.

(e)           The Company will not be required to include any item of income in, or exclude any item or deduction from, taxable income for any taxable period or portion thereof ending after the Closing Date as a result of:

(i)           any change in a method of accounting under Section 481 of the Code (or any comparable provision of state, local or foreign Tax Laws), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date;

(ii)           an installment sale or open transaction occurring on or prior to the Closing Date;

(iii)           a prepaid amount received on or before the Closing Date;

(iv)           any closing agreement under Section 7121 of the Code, or similar provision of state, local or foreign Law; or

(v)           any election under Section 108(i) of the Code.

(f)           Seller is not a “foreign person” as that term is used in Treasury Regulations Section 1.1445-2. The Company is not, nor has it been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(a) of the Code. The Company has not been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code. The Company is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b). There is currently no limitation on the utilization of net operating losses, capital losses, built-in losses, tax credits or similar items of the Company under Sections 269, 382, 383, 384 or 1502 of the Code and the Treasury Regulations thereunder (and comparable provisions of state, local or foreign Law).

(g)           Section 3.22(g) of the Disclosure Schedules sets forth all foreign jurisdictions in which the Company is subject to Tax, is engaged in business or has a permanent establishment. The Company has not entered into a gain recognition agreement pursuant to Treasury Regulations Section 1.367(a)-8. The Company has not transferred an intangible the transfer of which would be subject to the rules of Section 367(d) of the Code.

(h)           No property owned by the Company is (i) required to be treated as being owned by another person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended, (ii) subject to Section 168(g)(1)(A) of the Code, or (iii) subject to a disqualified leaseback or long-term agreement as defined in Section 467 of the Code.

Section 3.23       Books and Records. The minute books and stock record books of the Company, all of which have been made available to Buyer, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of the Company, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

Section 3.24       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other Ancillary Document based upon arrangements made by or on behalf of Seller.

Section 3.25       Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Disclosure Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that the statements contained in this ARTICLE IV are true and correct as of the date hereof.

Section 4.01      Organization and Authority of Buyer. Buyer is a limited liability company duly organized, validly existing and in good standing under the Laws of the state of Delaware. Buyer has full power and authority to enter into this Agreement and the Ancillary Documents to which Buyer is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Buyer of this Agreement and any Ancillary Document to which Buyer is a party, the performance by Buyer of its obligations hereunder and thereunder and the consummation by Buyer of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer, and (assuming due authorization, execution and delivery by Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms. When each Ancillary Document to which Buyer is or will be a party has been duly executed and delivered by Buyer (assuming due authorization, execution and delivery by each other party thereto), such Ancillary Document will constitute a legal and binding obligation of Buyer enforceable against it in accordance with its terms.

Section 4.02        No Conflicts; Consents. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, limited liability company agreement or other organizational documents of Buyer; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Buyer; or (c) require the consent, notice or other action by any Person under any Contract to which Buyer is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby.

Section 4.03        Investment Purpose. Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

ARTICLE V
COVENANTS

Section 5.01       Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Buyer (which consent shall not be unreasonably withheld or delayed), Seller shall, and shall cause the Company to, (x) conduct the business of the Company in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact the current organization, business and franchise of the Company and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Without limiting the foregoing, from the date hereof until the Closing Date, Seller shall:

(a)           cause the Company to preserve and maintain all of its Permits;

(b)           cause the Company to pay its debts, Taxes and other obligations when due;

(c)           cause the Company to maintain the properties and assets owned, operated or used by the Company in the same condition as they were on the date of this Agreement, subject to reasonable wear and tear;

(d)           cause the Company to continue in full force and effect without modification all Insurance Policies, except as required by applicable Law;

(e)           cause the Company to defend and protect its properties and assets from infringement or usurpation;

(f)            cause the Company to perform all of its obligations under all Contracts relating to or affecting its properties, assets or business;

(g)           cause the Company to maintain its books and records in accordance with past practice;

(h)           cause the Company to comply in all material respects with all applicable Laws; and

(i)            cause the Company not to take or permit any action that would cause any of the changes, events or conditions described in Section 3.08 to occur.

Section 5.02     Access to Information. From the date hereof until the Closing, Seller shall, and shall cause the Company to, (a) afford Buyer and its Representatives full and free access to and the right to inspect all of the Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to the Company; (b) furnish Buyer and its Representatives with such financial, operating and other data and information related to the Company as Buyer or any of its Representatives may reasonably request; and (c) instruct the Representatives of Seller and the Company to cooperate with Buyer in its investigation of the Company. Without limiting the foregoing, Seller shall permit Buyer and its Representatives to conduct environmental due diligence of the Company and the Real Property, including the collecting and analysis of samples of indoor or outdoor air, surface water, groundwater or surface or subsurface land on, at, in, under or from the Company and the Real Property. Any investigation pursuant to this Section 5.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of Seller or the Company. No investigation by Buyer or other information received by Buyer shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement.

Section 5.03      No Solicitation of Other Bids.

(a)           Seller shall not, and shall not authorize or permit any of its Affiliates (including the Company) or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. Seller shall immediately cease and cause to be terminated, and shall cause its Affiliates (including the Company) and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Buyer or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of shares of capital stock or other equity securities of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company’s properties or assets.

(b)           In addition to the other obligations under this Section 5.03, Seller shall promptly (and in any event within three business days after receipt thereof by Seller or its Representatives) advise Buyer orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)           Seller agrees that the rights and remedies for noncompliance with this Section 5.03 shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Buyer and that money damages would not provide an adequate remedy to Buyer.

Section 5.04      Notice of Certain Events.

(a)           From the date hereof until the Closing, Seller shall promptly notify Buyer in writing of:

(i)           any fact, circumstance, event or action the existence, occurrence or taking of which (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (B) has resulted in, or could reasonably be expected to result in, any representation or warranty made by Seller hereunder not being true and correct or (C) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 7.02 to be satisfied;

(ii)           any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)           any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and

(iv)           any Actions commenced or, to Seller’s Knowledge, threatened against, relating to or involving or otherwise affecting Seller or the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.17 or that relates to the consummation of the transactions contemplated by this Agreement.

(b)           Buyer’s receipt of information pursuant to this Section 5.04 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Seller in this Agreement (including Section 8.02 and Section 9.01(b)) and shall not be deemed to amend or supplement the Disclosure Schedules.

Section 5.05       Resignations. Seller shall deliver to Buyer written resignations, effective as of the Closing Date, of the officers and directors of the Company requested by Buyer at least five business days prior to the Closing.

Section 5.06       Confidentiality. From and after the Closing, Seller shall, and shall cause its Affiliates to, hold, and shall use its reasonable best efforts to cause its or their respective Representatives to hold, in confidence any and all information, whether written or oral, concerning the Company, except to the extent that Seller can show that such information (a) is generally available to and known by the public through no fault of Seller, any of its Affiliates or their respective Representatives; or (b) is lawfully acquired by Seller, any of its Affiliates or their respective Representatives from and after the Closing from sources which are not prohibited from disclosing such information by a legal, contractual or fiduciary obligation. If Seller or any of its Affiliates or their respective Representatives are compelled to disclose any information by judicial or administrative process or by other requirements of Law, Seller shall promptly notify Buyer in writing and shall disclose only that portion of such information which Seller is advised by its counsel in writing is legally required to be disclosed, provided that Seller shall use reasonable best efforts to obtain an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information.

Section 5.07      Non-Competition; Non-Solicitation; Non-Disparagement.

(a)           For a period of five years commencing on the Closing Date (the “Restricted Period”), Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, (i) engage in or assist others in engaging in the Restricted Business in the Territory; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in the Territory in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere in any material respect with the business relationships (whether formed prior to or after the date of this Agreement) between the Company and customers or suppliers of the Company. Notwithstanding the foregoing, Seller may own, directly or indirectly, solely as an investment, securities of any Person traded on any national securities exchange if Seller is not a controlling Person of, or a member of a group which controls, such Person and does not, directly or indirectly, own 5% or more of any class of securities of such Person.

(b)           During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, hire or solicit any employee of the Company or encourage any such employee to leave such employment or hire any such employee who has left such employment, except pursuant to a general solicitation which is not directed specifically to any such employees.

(c)           During the Restricted Period, Seller shall not, and shall not permit any of its Affiliates to, directly or indirectly, solicit or entice, or attempt to solicit or entice, any clients or customers of the Company or potential clients or customers of the Company for purposes of diverting their business or services from the Company.

(d)           Seller agrees that it shall not, and shall cause its Affiliates and Representatives to not, except as done in good faith in any claim, suit, action or proceeding against Buyer (i) make any negative statement or communication regarding Buyer, the Company or any of their respective Affiliates or Representatives or employees, or (ii) make any derogatory or disparaging statement or communication regarding Buyer, the Company or any of their respective Affiliates or Representatives or employees. Nothing in this Section shall limit a Person’s ability to make true and accurate statements of communications in connection with any disclosure such Person is required to make and makes in good faith, in each case, pursuant to applicable law.

(e)           Seller acknowledges that a breach or threatened breach of this Section 5.07 would give rise to irreparable harm to Buyer, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by Seller of any such obligations, Buyer shall, in addition to any and all other rights and remedies that may be available to it in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

(f)           Seller acknowledges that the restrictions contained in this Section 5.07 are reasonable and necessary to protect the legitimate interests of Buyer and constitute a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated by this Agreement. In the event that any covenant contained in this Section 5.07 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable Law in any jurisdiction, then any court is expressly empowered to reform such covenant, and such covenant shall be deemed reformed, in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable Law. The covenants contained in this Section 5.07 and each provision hereof are severable and distinct covenants and provisions. The invalidity or unenforceability of any such covenant or provision as written shall not invalidate or render unenforceable the remaining covenants or provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant or provision in any other jurisdiction.

Section 5.08       Release. Seller, knowingly, voluntarily and unconditionally releases, forever discharges and covenants not to sue the Company and its respective predecessors, successors, parents, subsidiaries and other Affiliates and all of their current and former managers, members, officers, directors, partners, employees, agents and representatives from and for any and all claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs, and expenses (including attorney fees) of every kind or nature whatsoever, known or unknown, actual or potential, suspected or unsuspected, fixed or contingent, that Seller has or may have, now or in the future, arising out of, relating to, or resulting from any act or omission, errors, negligence, strict liability, breach of contract, tort, violations of law, matter or cause whatsoever from the beginning of time to the Closing Date; provided, however, that such release shall not cover any claims, causes of action, demands, suits, debts, obligations, liabilities, damages, losses, costs and expenses (including attorney fees) of any kind or nature whatsoever arising under this Agreement or any other documents contemplated by this Agreement (collectively, the “Released Claims”). The foregoing release shall be binding on Seller’s respective heirs, successors, assigns, creditors, representatives, guardians, trustees and any other Person claiming by, through or in right of Seller. Seller represents and covenants that there has been, and will be, no assignment or other transfer by Seller of any interest in any Released Claim which Seller may be releasing as of Closing or have had against the Company or any other Person released hereunder. Seller covenants and agrees that it shall not commence, join in, or in any manner seek relief through any suit arising out of, based upon or relating to any Released Claim or in any manner assert or cause or assist another to assert against the applicable released parties any such Released Claim.

Section 5.09      Governmental Approvals and Consents.

(a)           Each party hereto shall, as promptly as possible, (i) make, or cause or be made, all filings and submissions required under any Law applicable to such party or any of its Affiliates; and (ii) use reasonable best efforts to obtain, or cause to be obtained, all consents, authorizations, orders and approvals from all Governmental Authorities that may be or become necessary for its execution and delivery of this Agreement and the performance of its obligations pursuant to this Agreement and the Ancillary Documents. Each party shall cooperate fully with the other party and its Affiliates in promptly seeking to obtain all such consents, authorizations, orders and approvals. The parties hereto shall not willfully take any action that will have the effect of delaying, impairing or impeding the receipt of any required consents, authorizations, orders and approvals.

(b)           Seller and Buyer shall use reasonable best efforts to give all notices to, and obtain all consents from, all third parties that are required or otherwise requested by Buyer in connection with the transactions contemplated by this Agreement.

(c)           Without limiting the generality of the parties’ undertakings pursuant to subsections (a) and (b) above, each of the parties hereto shall use all reasonable best efforts to:

(i)           respond to any inquiries by any Governmental Authority regarding antitrust or other matters with respect to the transactions contemplated by this Agreement or any Ancillary Document;

(ii)           avoid the imposition of any order or the taking of any action that would restrain, alter or enjoin the transactions contemplated by this Agreement or any Ancillary Document; and

(iii)           in the event any Governmental Order adversely affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any Ancillary Document has been issued, to have such Governmental Order vacated or lifted.

(d)           If any consent, approval or authorization necessary to preserve any right or benefit under any Contract to which the Company is a party is not obtained prior to the Closing, Seller shall, subsequent to the Closing, cooperate with Buyer and the Company in attempting to obtain such consent, approval or authorization as promptly thereafter as practicable. If such consent, approval or authorization cannot be obtained, Seller shall use its reasonable best efforts to provide the Company with the rights and benefits of the affected Contract for the term thereof, and, if Seller provides such rights and benefits, the Company shall assume all obligations and burdens thereunder.

(e)           All analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals made by or on behalf of either party before any Governmental Authority or the staff or regulators of any Governmental Authority, in connection with the transactions contemplated hereunder (but, for the avoidance of doubt, not including any interactions between Seller or the Company with Governmental Authorities in the ordinary course of business, any disclosure which is not permitted by Law or any disclosure containing confidential information) shall be disclosed to the other party hereunder in advance of any filing, submission or attendance, it being the intent that the parties will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any such analyses, appearances, meetings, discussions, presentations, memoranda, briefs, filings, arguments, and proposals. Each party shall give notice to the other party with respect to any meeting, discussion, appearance or contact with any Governmental Authority or the staff or regulators of any Governmental Authority, with such notice being sufficient to provide the other party with the opportunity to attend and participate in such meeting, discussion, appearance or contact.

(f)           Notwithstanding the foregoing, nothing in this Section 5.09 shall require, or be construed to require, Buyer or any of its Affiliates to agree to (i) sell, hold, divest, discontinue or limit, before or after the Closing Date, any assets, businesses or interests of Buyer, the Company or any of their respective Affiliates; (ii) any conditions relating to, or changes or restrictions in, the operations of any such assets, businesses or interests which, in either case, could reasonably be expected to result in a Material Adverse Effect or materially and adversely impact the economic or business benefits to Buyer of the transactions contemplated by this Agreement; or (iii) any material modification or waiver of the terms and conditions of this Agreement.

Section 5.10       Books and Records.

(a)           In order to facilitate the resolution of any claims made against or incurred by Seller prior to the Closing, or for any other reasonable purpose, for a period of three years after the Closing, Buyer shall:

(i)           retain the books and records (including personnel files) of the Company relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of the Company; and

(ii)           upon reasonable notice, afford the Representatives of Seller reasonable access (including the right to make, at Seller’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VI.

(b)           In order to facilitate the resolution of any claims made by or against or incurred by Buyer or the Company after the Closing, or for any other reasonable purpose, for a period of three (3) years following the Closing, Seller shall:

(i)           retain the books and records (including personnel files) of Seller which relate to the Company and its operations for periods prior to the Closing; and

(ii)           upon reasonable notice, afford the Representatives of Buyer or the Company reasonable access (including the right to make, at Buyer’s expense, photocopies), during normal business hours, to such books and records;

provided, however, that any books and records related to Tax matters shall be retained pursuant to the periods set forth in ARTICLE VI.

(c)           Neither Buyer nor Seller shall be obligated to provide the other party with access to any books or records (including personnel files) pursuant to this Section 5.10 where such access would violate any Law.

Section 5.11       Closing Conditions From the date hereof until the Closing, each party hereto shall, and Seller shall cause the Company to, use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in ARTICLE VII hereof.

Section 5.12       Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.13       Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement. In addition, immediately following the Closing, the Seller shall change its corporate name and amend its corporate documents accordingly to discontinue use of the name “SpendSmart Networks” and other similar names or any variations thereof, except where legally required to identify the Seller until its name has been changed to another name.

ARTICLE VI
TAX MATTERS

Section 6.01      Tax Covenants.

(a)           Without the prior written consent of Buyer, Seller (and, prior to the Closing, the Company, its Affiliates and their respective Representatives) shall not, to the extent it may affect, or relate to, the Company, make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Buyer or the Company in respect of any Post-Closing Tax Period. Seller agrees that Buyer is to have no liability for any Tax resulting from any action of Seller, the Company, its Affiliates or any of their respective Representatives, and agrees to indemnify and hold harmless Buyer (and, after the Closing Date, the Company) against any such Tax or reduction of any Tax asset.

(b)           All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the Ancillary Documents (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Seller when due. Seller shall, at its own expense, timely file any Tax Return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

(c)           Buyer shall prepare, or cause to be prepared, all Tax Returns required to be filed by the Company after the Closing Date with respect to a Pre-Closing Tax Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and without a change of any election or any accounting method and shall be submitted by Buyer to Seller (together with schedules, statements and, to the extent requested by Seller, supporting documentation) at least 45 days prior to the due date (including extensions) of such Tax Return. If Seller objects to any item on any such Tax Return, it shall, within ten days after delivery of such Tax Return, notify Buyer in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Buyer and Seller shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Buyer and Seller are unable to reach such agreement within ten days after receipt by Buyer of such notice, the disputed items shall be resolved by the Accounting Firm and any determination by the Accounting Firm shall be final. The Accounting Firm shall resolve any disputed items within twenty days of having the item referred to it pursuant to such procedures as it may require. If the Accounting Firm is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Buyer and then amended to reflect the Accounting Firm’s resolution. The costs, fees and expenses of the Accounting Firm shall be borne equally by Buyer and Seller. The preparation and filing of any Tax Return of the Company that does not relate to a Pre-Closing Tax Period shall be exclusively within the control of Buyer.

Section 6.02       Termination of Existing Tax Sharing Agreements. Any and all existing Tax sharing agreements (whether written or not) binding upon the Company shall be terminated as of the Closing Date. After such date none of the Company, Seller nor any of Seller’s Affiliates and their respective Representatives shall have any further rights or liabilities thereunder.

Section 6.03       Tax Indemnification. Seller shall indemnify the Company, Buyer, and each Buyer Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.22; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VI; (c) all Taxes of the Company or relating to the business of the Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on the Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith. Seller shall reimburse Buyer for any Taxes of the Company that are the responsibility of Seller pursuant to this Section 6.03 within ten business days after payment of such Taxes by Buyer or the Company.

Section 6.04       Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)           in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)           in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.05      Section 338(h)(10) or 336(e) Election. At Buyer’s option, the Company and Seller shall join with Buyer in making a timely election under Section 338(h)(10) or 336(e) of the Code (and any corresponding election under state, local and foreign law) with respect to the purchase and sale of the Shares of the Company hereunder. Seller shall pay any Tax attributable to the making of such Section 338(h)(10) or 336(e) election and Seller shall indemnify Buyer and the Company against any adverse consequences arising out of any failure to pay any such Taxes. If a Section 338(h)(10) or 336(e) election is made, Seller and Buyer agree that the Purchase Price and Liabilities of the Company (plus other relevant items) shall be allocated among the assets of the Company for all purposes (including Tax and financial accounting) as shown on the allocation schedule to be prepared by Buyer and delivered to Seller on or before the Closing Date. Buyer, the Company and Seller shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with the allocation schedule.

Section 6.06      Contests. Buyer agrees to give written notice to Seller of the receipt of any written notice by the Company, Buyer or any of Buyer’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Buyer pursuant to this ARTICLE VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Buyer’s right to indemnification hereunder. Buyer shall control the contest or resolution of any Tax Claim; provided, however, that Buyer shall obtain the prior written consent of Seller (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Seller shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Seller.

Section 6.07      Cooperation and Exchange of Information. Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return pursuant to this ARTICLE VI or in connection with any audit or other proceeding in respect of Taxes of the Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Seller and Buyer shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by the other party in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of the Company for any taxable period beginning before the Closing Date, Seller or Buyer (as the case may be) shall provide the other party with reasonable written notice and offer the other party the opportunity to take custody of such materials.

Section 6.08      Tax Treatment of Indemnification Payments. Any indemnification payments pursuant to this ARTICLE VI shall be treated as an adjustment to the Purchase Price by the parties for Tax purposes, unless otherwise required by Law.

Section 6.09      Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.22 and this ARTICLE VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 6.10      Overlap. To the extent that any obligation or responsibility pursuant to ARTICLE VIII may overlap with an obligation or responsibility pursuant to this ARTICLE VI, the provisions of this ARTICLE VI shall govern.

ARTICLE VII
CONDITIONS TO CLOSING

Section 7.01      Conditions to Obligations of All Parties. The obligations of each party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions:

(a)           No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

(b)           Seller shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 3.05 and Buyer shall have received all consents, authorizations, orders and approvals from the Governmental Authorities referred to in Section 4.02, in each case, in form and substance reasonably satisfactory to Buyer and Seller, and no such consent, authorization, order and approval shall have been revoked.

Section 7.02      Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Buyer’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           Other than the representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.06 and Section 3.24, the representations and warranties of Seller contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Seller contained in Section 3.01, Section 3.02, Section 3.03, Section 3.06 and Section 3.24 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

(b)           The Additional Assets shall have been assigned and transferred to the Company in form and substance satisfactory to the Buyer in its sole discretion.

(c)           Seller shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(d)           No Action shall have been commenced against Buyer, Seller or the Company, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(e)           To the extent requested by the Buyer, the Buyer shall have received payoff and release letters in form and substance satisfactory to the Buyer with respect to the complete payment and satisfaction of all of the Indebtedness of the Company other than the Final Liabilities and the release of all Encumbrances on the assets of the Company (if any).

(f)           All approvals, consents and waivers from third parties that are required for the consummation of the transactions contemplated hereby or otherwise reasonably requested by the Buyer shall have been received, and executed counterparts thereof shall have been delivered to Buyer at or prior to the Closing.

(g)           All governmental and regulatory filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained, all on terms satisfactory to the Buyer.

(h)           From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Material Adverse Effect.

(i)           There shall have been no material adverse change from the date of this Agreement in (i) the business, assets, financial or business condition, operating results, earnings, the customer, or supplier, employee and sales representative relations, or (ii) the ability of the Seller to consummate the transactions contemplated hereby.

(j)           The Ancillary Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Buyer.

(k)           Buyer shall have received resignations of the directors and officers of the Company pursuant to Section 5.05.

(l)           Seller shall have delivered to Buyer a good standing certificate (or its equivalent) for the Company from the secretary of state or similar Governmental Authority of the jurisdiction under the Laws in which the Company is organized.

(m)           Seller shall have delivered to Buyer a certificate pursuant to Treasury Regulations Section 1.1445-2(b) that Seller is not a foreign person within the meaning of Section 1445 of the Code.

(n)           Seller shall have delivered, or caused to be delivered, to Buyer stock certificates evidencing the Shares, free and clear of Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank and with all required stock transfer tax stamps affixed.

(o)           Buyer shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Seller, that each of the conditions set forth in Section 7.02(a) and Section 7.02(b) have been satisfied.

(p)           Buyer shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Seller certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Seller authorizing the execution, delivery and performance of this Agreement and Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(q)           Seller shall have delivered to Buyer an amendment to Exhibit A setting forth the Assumed Liabilities as of the Closing Date with such Liabilities to include only those additional Liabilities incurred in the ordinary course of business since the date hereof (the “Final Liabilities”).

(r)           Reserved.

(s)           Brett Schnell shall have resigned as an employee of the Company, in form and substance reasonably satisfactory to the Buyer, and Brett Schnell shall have been hired as an employee of Seller.

(t)           The entire right, title and interest in and to United States Patent No. 9,473,593 shall have been assigned by the inventors thereof to the Company, in form and substance reasonably satisfactory to the Buyer.

(u)           Seller shall have delivered to Buyer such other documents or instruments as Buyer reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

Section 7.03      Conditions to Obligations of Seller. The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment or Seller’s waiver, at or prior to the Closing, of each of the following conditions:

(a)           Other than the representations and warranties of Buyer contained in Section 4.01, the representations and warranties of Buyer contained in this Agreement, the Ancillary Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Buyer contained in Section 4.01 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)           Buyer shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Ancillary Documents to be performed or complied with by it prior to or on the Closing Date.

(c)           No injunction or restraining order shall have been issued by any Governmental Authority, and be in effect, which restrains or prohibits any material transaction contemplated hereby.

(d)           The Ancillary Documents shall have been executed and delivered by the parties thereto and true and complete copies thereof shall have been delivered to Seller.

(e)           Seller shall have received a certificate, dated the Closing Date and signed by a duly authorized officer of Buyer, that each of the conditions set forth in Section 7.03(a) and Section 7.03(b) have been satisfied.

(f)           Seller shall have received a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Buyer certifying that attached thereto are true and complete copies of all resolutions adopted by the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the transactions contemplated hereby and thereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby.

(g)           Seller shall have received an allocation schedule from Buyer in accordance with Section 6.05 on or before the Closing Date.

(h)           Buyer shall have delivered to Seller such other documents or instruments as Seller reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VIII
INDEMNIFICATION

Section 8.01      Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.22 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the date that is two (2) years from the Closing Date; provided, that the representations and warranties in (a) Sections 3.01, 3.03, 3.24 and 4.01 shall survive indefinitely, (b) Section 3.19 shall survive for a period of six (6) years after the Closing; and (c) Section 3.20 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02       Indemnification By Seller. Subject to the other terms and conditions of this ARTICLE VIII, Seller shall indemnify and defend each of Buyer and its Affiliates (including the Company) and their respective Representatives (collectively, the “Buyer Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Buyer Indemnitees based upon, arising out of, with respect to or by reason of:

(a)           any inaccuracy in or breach of any of the representations or warranties of Seller contained in this Agreement or in any certificate or instrument delivered by or on behalf of Seller pursuant to this Agreement (other than in respect of Section 3.22, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to ARTICLE VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Seller pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in ARTICLE VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to ARTICLE VI);

(c)           any Transaction Expenses or Indebtedness (other than the Final Liabilities) of the Company outstanding as of the Closing; or

(d)           any Action (whenever instituted) of any third party (including any Governmental Authority) that, if successful, would give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations and warranties (construed in accordance with Section 8.04 below) or covenants or agreements to be performed by the Seller or any of its Affiliates, in each case, which are contained in this Agreement or in any other agreement contemplated herein or in any writing delivered in connection herewith (including any attachment, exhibit, schedule or certificate)

Section 8.03      Indemnification By Buyer. Subject to the other terms and conditions of this ARTICLE VIII, Buyer shall indemnify and defend each of Seller and its Affiliates and their respective Representatives (collectively, the “Seller Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Seller Indemnitees based upon, arising out of, with respect to or by reason of:

(a)           any inaccuracy in or breach of any of the representations or warranties of Buyer contained in this Agreement or in any certificate or instrument delivered by or on behalf of Buyer pursuant to this Agreement, as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)           any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Buyer pursuant to this Agreement (other than ARTICLE VI, it being understood that the sole remedy for any such breach thereof shall be pursuant to ARTICLE VI); or

(c)           any Final Liability.

Section 8.04      Certain Limitations. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)           Seller shall not be liable to the Buyer Indemnitees under Section 8.02(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.02(a) exceeds $100,000 (the “Basket”), in which event Seller shall be required to pay or be liable for all such Losses in excess of the Basket. The aggregate amount of all Losses for which Seller shall be liable pursuant to Section 8.02(a) shall not exceed the Purchase Price (the “Cap”).

(b)           Buyer shall not be liable to the Seller Indemnitees for indemnification under Section 8.03(a) until the aggregate amount of all Losses in respect of indemnification under Section 8.03(a) exceeds the Basket, in which event Buyer shall be required to pay or be liable for all such Losses from the first dollar. The aggregate amount of all Losses for which Buyer shall be liable pursuant to Section 8.03(a) shall not exceed the Cap.

(c)           Notwithstanding the foregoing, the limitations set forth in Section 8.04(a) and Section 8.04(b) shall not apply to Losses based upon, arising out of, with respect to or by reason of any inaccuracy in or breach of any representation or warranty in Section 3.01, Section 3.03, Section 3.19, Section 3.20, Section 3.24 or Section 4.01 or any Liability that is not included as a Final Liability.

(d)           For purposes of this ARTICLE VIII, any inaccuracy in or breach of any representation or warranty shall be determined without regard to any materiality, Material Adverse Effect or other similar qualification contained in or otherwise applicable to such representation or warranty.

(e)           Any indemnification obligation of the Seller pursuant to Section 8.02 shall be effected by wire transfer of immediately available funds from the Seller to an account designated in writing by the applicable Buyer Indemnitee within fifteen (15) days after the determination thereof.

Section 8.05      Indemnification Procedures. The party making a claim under this ARTICLE VIII is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VIII is referred to as the “Indemnifying Party”.

(a)           Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Seller, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of the Company, or (y) seeks an injunction or other equitable relief against the Indemnified Party. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Seller and Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.06) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

(b)           Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)           Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30 day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)           Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of the Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.22 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in ARTICLE VI) shall be governed exclusively by ARTICLE VI hereof.

Section 8.06     Reserved.

Section 8.07      Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08       Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate or by reason of the Indemnified Party’s waiver of any condition set forth in Section 7.02 or Section 7.03, as the case may be.

ARTICLE IX
TERMINATION

Section 9.01      Termination. This Agreement may be terminated at any time prior to the Closing:

(a)           by the mutual written consent of Seller and Buyer;

(b)           by Buyer by written notice to Seller if:

(i)           Buyer is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Seller pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Seller within ten days of Seller’s receipt of written notice of such breach from Buyer; or

(ii)           any of the conditions set forth in Section 7.01 or Section 7.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by November 15, 2017, unless such failure shall be due to the failure of Buyer to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(c)           by Seller by written notice to Buyer if:

(i)           Seller is not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Buyer pursuant to this Agreement that would give rise to the failure of any of the conditions specified in ARTICLE VII and such breach, inaccuracy or failure has not been cured by Buyer within ten days of Buyer’s receipt of written notice of such breach from Seller; or

(ii)           any of the conditions set forth in Section 7.01 or Section 7.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by November 15, 2017, unless such failure shall be due to the failure of Seller to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

(d)           by Buyer or Seller in the event that (i) there shall be any Law that makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or (ii) any Governmental Authority shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable.

Section 9.02      Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)           as set forth in this ARTICLE IX and Section 5.06 and ARTICLE X hereof; and

(b)           that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

ARTICLE X
MISCELLANEOUS

Section 10.01     Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

Section 10.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Seller:	SpendSmart Networks, Inc. 805 Aerovista, Suite 205 San Luis Obispo, CA 93401 E-mail luke@smsmaster-minds.com Attention: Luke Wallace
with a copy to:	Troy Gould 1801 Century Park East, Suite 1600 Los Angeles, CA 90067 Facsimile: (310) 789-1490 E-mail: dficksman@troygould.com Attention: David L. Ficksman
If to Buyer:	Eclipse Marketing LLC 300 Park Street, Suite 400 Birmingham, MI 48009 Facsimile: (248) 723-6651 E-mail: mikes@senecapartners.com Attention: Michael C. Skaff
with a copy to:	Dickinson Wright PLLC 2600 W. Big Beaver Rd., Suite 300 Troy, MI 48084 Attention: John P. Gonway Facsimile: 844 670 6009 E-mail: jgonway@dickinsonwright.com

Section 10.03     Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04     Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 10.05     Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 5.07(f), upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06     Entire Agreement. This Agreement and the Ancillary Documents constitute the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement and those in the Ancillary Documents, the Exhibits and Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules), the statements in the body of this Agreement will control.

Section 10.07     Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Closing Date, Buyer may, without the prior written consent of Seller, assign all or any portion of its rights under this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08      No Third-party Beneficiaries. Except as provided in Section 6.03 and ARTICLE VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09     Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 10.10    Governing Law; Arbitration; Waiver of Jury Trial.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan without giving effect to any choice or conflict of law provision or rule (whether of the State of Michigan or any other jurisdiction).

(b)           Except for claims seeking injunctive or other equitable relief, any controversy or claim arising out of or relating to this Agreement or a breach thereof, shall be settled by binding arbitration in Detroit, Michigan (or such other location as may be agreed to by the parties) to be administered by the American Arbitration Association (“AAA”) in accordance with its then-prevailing Commercial Rules of Arbitration. Buyer and Seller shall select an arbitrator from a list provided by the AAA that is mutually satisfactory to them. If Buyer and Seller are unable to agree on an arbitrator, then each (i.e., Buyer on the one hand and Seller on the other) shall choose an arbitrator from a list provided by the AAA. The two arbitrators so selected shall then select a third arbitrator mutually satisfactory to them from the list provided by the AAA. The single arbitrator so selected by the aforesaid procedure shall hear the dispute and decide it. The arbitrator selected shall not be a present or former officer, employee, consultant or representative of any of the parties or any of their Affiliates. The arbitrator shall have a background and training in the general areas of law covered by this Agreement. The arbitrator shall have the right to award costs, fees and expenses including, without limitation, the arbitrator’s fees and reasonable attorneys’ fees, to the prevailing party. A party shall be entitled to have a judgment entered on the determination or decision of the arbitrator in any court of competent jurisdiction. The award of the arbitrator shall be binding and final on all parties.

(c)           EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10(c).

Section 10.11    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.
SpendSmart Networks, Inc.
By_____________________ Name: Luke Wallace Title: Chief Executive Officer
Eclipse Marketing LLC
By_____________________ Name: Michael C. Skaff Title: Authorized Person

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice & Proxy Statement is available at www.proxyvote.com

SPENDSMART NETWORKS, INC.
Special Meeting of Stockholders
December 22, 2017 at 10:00 a.m Local Time
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of SPENDSMART NETWORKS, INC. hereby appoint(s) Luke Wallace as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of SPENDSMART NETWORKS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. Local Time on December 22, 2017, at the Company's executive offices located at 805 Aerovista Place, Suite 205, San Luis Obispo, CA 93401, and any adjournment or postponement of the annual meeting.

Such proxy is authorized to vote in his discretion (i) "FOR" the sale of all of the capital stock of the Company's wholly owned subsidiary, SpendSmart Networks, Inc., a California corporation, which will result in the sale of all of the Company's operating assets.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000349047_2 R1.0.1.17

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1 Approve the sale of all of the capital stock of the Company's wholly owned subsidiary, SpendSmart Networks, Inc., a California corporation, which will result in the sale of all of the Company's operating assets.	☐	☐	☐

NOTE: To transact such other business as may properly come before the Special Meeting or any adjournments postponements of the meeting.

0000349047_1 R1.0.1.17

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date